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                                                                   EXHIBIT 10.13



                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                            PBO PROPERTY FUND, L.L.C.


                            Dated as of May 20, 1998









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                               TABLE OF CONTENTS


                                                                         PAGE

1. Definitions............................................................. 2

2. Organization............................................................12

    2.1  Formation.........................................................12
    2.2  Fiscal Year.......................................................12
    2.3  Name; Principal Office............................................12
    2.4  Registered Office and Agent in Delaware...........................12
    2.5  Term; Investment Period...........................................12
    2.6  Purposes..........................................................13
    2.7  Powers............................................................14

3. The Managing Member.....................................................16

    3.1  Management........................................................16
    3.2  Reliance by Third Parties.........................................17
    3.3  Liability of Members; Indemnification.............................18
    3.4  Other Activities of the Managing Member; Other Funds;
         Investments Outside the Company; Allocation of
         Investments; Conflicts of Interests...............................20
    3.5  Investments.......................................................21

4. Investments in Projects.................................................21

5. Capital Contributions; Minimum Commitment; Voluntary Loans..............21

    5.1  Capital Contributions and Capital Commitments of the Members......21
    5.2  Voluntary Loans...................................................23
    5.3  Failure to Contribute Capital.....................................23

6. Capital Accounts; Allocations; Distributions............................24

    6.1  Capital Accounts..................................................24
    6.2  Adjustments.......................................................24
    6.3  Amounts and Priority of Distributions.............................25
    6.4  [Reserved.].......................................................28
    6.5  Overriding Provision..............................................28
    6.6  [Reserved.].......................................................28
    6.7  Distributions of Securities.......................................28
    6.8  Negative Capital Accounts.........................................28
    6.9  Section 754 Election..............................................28

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    6.10 Withdrawal of Capital.............................................29
    6.11 Allocation of Net Income and Net Loss.............................29
    6.12 Regulatory Allocations............................................31

7.  Other Members..........................................................32

    7.1  No Participation in Management, etc...............................32
    7.2  No Priority, etc..................................................32
    7.3  Limitation of Liability of Members................................32

8.  The Manager............................................................33

    8.1  Appointment of Manager............................................33
    8.2  Asset Management Fee..............................................33
    8.3  Property Management and Services Fees.............................34

9.  Advisory Board and Membership Meetings.................................34

10. Expenses...............................................................35

11. Determination by the Managing Member of Certain Matters................36

12. Investment Committee...................................................36

13. Limitation on Assignability of Members' Interests......................36

14. Death, Incompetency, Bankruptcy, Dissolution or Removal of Members.....38

    14.1  Bankruptcy or Dissolution of the Managing Member.................38
    14.2  Death, Incompetency, Bankruptcy, Dissolution or Withdrawal
          of Member........................................................38

15. Dissolution and Termination of the Company.............................38

    15.1  Dissolution......................................................38
    15.2  Liquidation; Distribution of Proceeds............................39
    15.3  Distributions in Cash or in Kind.................................40
    15.4  Time for Liquidation, Etc........................................40
    15.5  Termination......................................................40
    15.6  Managing Member Not Personally Liable for Return of
          Capital Contributions............................................40

16. Accounting and Reports.................................................40

17. Books and Records......................................................41


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18. Agreement Binding Upon Successors and Assigns..........................42

19. Amendment of the Agreement.............................................42

20. Notices................................................................43

21. Execution of Other Documents; Power of Attorney........................43

22. Governing Law..........................................................44

23. Consents...............................................................44

24. Miscellaneous..........................................................44






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
                            LIMITED LIABILITY COMPANY
                     AGREEMENT OF PBO PROPERTY FUND, L.L.C.

     This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of PBO PROPERTY FUND, L.L.C. (the "Company") is made as of the 20th day of May, 1998 by and among PBO PROPERTY CAPITAL, L.L.C., a Delaware limited liability company having an office c/o The Pioneer Group, Inc., 60 State Street, Boston, Massachusetts 02109, Attn.: Stephen G. Kasnet (the "Managing Member"); BANC ONE CAPITAL HOLDINGS CORPORATION, an Ohio corporation having an office at 150 East Gay Street, 24th Floor, Columbus, Ohio 43215, Attn: John Witten (the "Special Member"); and the other members shown on SCHEDULE A annexed hereto and make a part hereof (the Managing Member, the Special Member and such other members are hereinafter referred to, collectively, as the "Members", which term shall also include any Person who is hereafter admitted as a member of the Company pursuant to this Agreement and shall exclude any Person who hereafter shall cease to be a member of the Company pursuant to any provision of this Agreement).


                              W I T N E S S E T H :
                               -------------------

     WHEREAS, CEENIS Property Fund, L.P. ("CEENIS") was formed on May 28, 1996, as a limited partnership under the laws of the State of Delaware; and

     WHEREAS, CEENIS was formed in order to invest, through wholly-owned or partly-owned subsidiaries, in real estate in Central and Eastern Europe and in certain countries which were formerly a part of the Union of Soviet Socialist Republics (the "Former USSR"); and

     WHEREAS, CEENIS and CEENIS Equities, L.P. entered into a Finance Agreement dated as of June 24, 1996 (the "Original Finance Agreement") with the Overseas Private Investment Corporation ("OPIC"), an agency of the United States of America, pursuant to which OPIC agreed, subject to certain terms and conditions, to lend up to $160,000,000 to CEENIS for financing CEENIS' investments and other activities; and

     WHEREAS, on March 3, 1998, the Members formed the Company as a limited liability company under the Limited Liability Company Act of the State of Delaware (the "Act") in order to acquire all of the partnership interests in CEENIS; and

     WHEREAS, the Members intend, immediately after such acquisition, to dissolve and liquidate CEENIS, to cause all of CEENIS' assets to be distributed in kind to the Company, to cause the Company to assume all of CEENIS' liabilities and obligations under (i) the Original Finance Agreement and (ii) the Loan, the Note, and the other Financing Documents (each as defined in the Original Finance Agreement), and to cause the Company to continue the business of CEENIS; and


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     WHEREAS, the Members intend, immediately after the execution and delivery of this Agreement, to cause the Company to enter into an Amended and Restated Finance Agreement with OPIC, the Holding Company and the Managing Member (the "Finance Agreement"), pursuant to which the Original Finance Agreement shall be amended and restated in its entirety;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     "ACT" shall mean the Limited Liability Company Act of the State of Delaware, as amended, and any successor to such statute.

     "ACCELERATION DATE" shall have the meaning set forth in Section 6.3(a).

     "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Member, such Member's Capital Account balance, increased by such Member's share of Company Minimum Gain and Member Minimum Gain.

     "ADJUSTMENT DATE" shall mean (a) the last Business Day of any Fiscal Year,
(b) the day before the date any Capital Contribution or distribution is made or deemed to be made, or (c) any other date determined by the Managing Member as appropriate for a closing of the Company's books.

     "ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as amended.

     "ADVISORY BOARD" shall have the meaning set forth in Section 9(a).

     "AFFILIATE" shall mean, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person. As used herein, the term "control" shall mean the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" shall mean this Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time in accordance herewith and with the Finance Agreement.

     "ASSET MANAGEMENT FEE" shall have the meaning set forth in Section 8.2.

     "AVAILABLE CAPITAL" (i) shall have the meaning set forth in the Finance Agreement during the Loan Period and (ii) at all other times, shall mean the Capital Commitments together with the principal amount of any loan commitment pursuant to a Financing Arrangement, in each case from time to time outstanding.


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     "BALTIC REPUBLICS" shall mean Lithuania, Latvia and Estonia.

     "BASIS" shall mean, with respect to any right or asset (including any securities) held by the Company, the basis thereof as determined pursuant to the Code, except that Basis shall not include any adjustment to basis that may otherwise result from an election by the Company under Section 754 of the Code.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which commercial banks are authorized by law to close in New York, New York.

     "CAPITAL ACCOUNT" shall have the meaning set forth in Section 6.1.

     "CAPITAL COMMITMENT" shall mean, with respect to any Member, the amount set forth opposite the name of such Member on SCHEDULE A hereto, as the same may be amended in accordance herewith and with the Finance Agreement.

     "CAPITAL CONTRIBUTION" shall mean, with respect to any Member, the amount of capital contributed by such Member to the Company pursuant to Section 5.1 and the other provisions of this Agreement.

     "CASH FLOW" shall mean the amount expressed in United States dollars obtained by multiplying: (i) in the case of (a) the Company, the Holding Company or a Portfolio Holding Company, 100%, and (b) a Portfolio Company, the percentage equal to the share (determined in accordance with the Charter Documents (as defined in the Finance Agreement) and other governing instruments of such Portfolio Company) of the applicable Portfolio Holding Company in the aggregate amount of all cash and cash equivalent items (as such items are more fully described in clause (ii) below) generated, held by and/or available to such Portfolio Company; by (ii) the aggregate amount of all cash and cash equivalent items (including Interim Securities) generated, held by and/or available to the Company, the Holding Company, such Portfolio Holding Company or such Portfolio Company, as the case may be, and including, in each case to the extent applicable, the applicable percentage determined pursuant to clause
(i)(a) or (i)(b) above in all cash and cash equivalent items derived from any sale, disposition, financing or refinancing of Securities or Interim Securities, and from other (x) financing activities (such as proceeds from the Equity Commitments (as defined in the Finance Agreement) and from the Loan and other permitted Indebtedness), (y) operating activities and (z) investing activities (including distributions from any Portfolio Company to a Portfolio Holding Company, from a Portfolio Holding Company to the Holding Company, and from the Holding Company to the Company).

     "CASH RETENTION FUND" shall mean an account of the Holding Company (as hereinafter defined) to be established and maintained with the Collateral Agent in accordance with the Retention Agreement to secure the payment of all amounts owing to OPIC under the Finance Agreement, the Notes and the other Financing Documents.



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     "CENTRAL AND EASTERN EUROPE" shall mean Albania, Bulgaria, Croatia, the
Czech Republic, Hungary, Poland, Romania, Slovakia, Slovenia and the Baltic Republics, as well as such other countries in Central and Eastern Europe as the Managing Member deems appropriate, in its sole discretion, for investment by the Company, PROVIDED that during the Loan Period, the Managing Member has obtained OPIC's consent to investment by the Company in such other countries.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COLLATERAL AGENT" shall have the meaning set forth in the Finance
Agreement.

     "COMPANY" shall mean PBO Property Fund, L.L.C., a Delaware limited liability company.

     "COMPANY MINIMUM GAIN" means "partnership minimum gain," as defined in ss. 1.704-2(b)(2) of the Treasury Regulations, and shall be determined in accordance with ss. 1.704-2(d) of the Treasury Regulations.

     "CONSENT NOTICE" shall have the meaning set forth in the Finance Agreement.

     "CONTROLLED PORTFOLIO COMPANY" shall have the meaning set forth in the Finance Agreement.

     "COVERED PERSON" shall mean any Member or a direct or indirect Affiliate of a Member, and any of their respective shareholders, controlling Persons, officers, directors, members, partners, employees or agents.

     "CUMULATIVE HISTORIC TAX LIABILITY" shall have the meaning set forth in
Section 6.3.

     "DEDICATED AMOUNT" shall mean the amount on deposit in the Dedicated Debt Service Reserve Sub-Account that has been irrevocably dedicated to payment of the Loan Balance.

     "DEDICATED DEBT SERVICE RESERVE SUB-ACCOUNT" shall mean an account of the Holding Company to be established and maintained with the Collateral Agent in accordance with the Retention Agreement to secure the payment of all amounts owing to OPIC under the Finance Agreement, the Notes and the other Financing Documents and into which is deposited the Dedicated Amount.

     "DEFERRED GUARANTY FEE" shall have the meaning set forth in the Finance Agreement.

     "DEPRECIATION" means, with respect to any fiscal year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for

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Federal income tax purposes, except that if the Gross Asset Value of the asset differs from its adjusted tax basis, Depreciation shall be determined in accordance with the methods used for Federal income tax purposes and shall equal the amount that bears the same ratio to the Gross Asset Value of such asset as the depreciation, amortization or other cost recovery deduction computed for Federal income tax purposes with respect to such asset bears to the adjusted Federal income tax basis of such asset; PROVIDED, HOWEVER, that if any such asset that is depreciable or amortizable has an adjusted federal income tax basis of zero, the rate of Depreciation shall be as determined by the Managing Member.

     "DISABLING CONDUCT" shall mean conduct that constitutes willful misfeasance or gross negligence in the conduct of the duties of the Person referred to.

     "DISTRIBUTABLE CASH" shall mean all cash available to the Company for distribution to the Members after (i) provision for such working capital, reserves and other needs (including, without limitation, the reserves referred to in Section 6.4) as the Managing Member, in its sole discretion, shall deem appropriate, (ii) payment of any Asset Management Fees payable to the Managing Member and the Fixed Guaranty Fees (as defined in the Finance Agreement) payable to OPIC and (iii) payment of the current obligations and operating expenses of the Company (including, without limitation, payments under Section 7.3(b)(iv)(A) of the Finance Agreement, payment of all other amounts due, payable and/or reimbursable to OPIC, the Collateral Agents or Sub-Agents, the Paying Agent and any other Person under the Financing Documents and payments of the Loan Balance (as defined in the Finance Agreement) under Section 7.3(b)(vi) of the Finance Agreement) (excluding, however, the Deferred Guaranty Fees, which shall be payable in accordance with the applicable provisions of Section 6.3(a)(x) and
(y)).

     "DRAWDOWNS" shall mean the Capital Contributions made to the Company pursuant to Section 5.1 from time to time by the Members pursuant to Notices of Drawdown.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "FACT FINDER" shall mean a court of competent jurisdiction or a mutually acceptable arbitration panel to which the parties have agreed to submit a dispute, controversy or claim and to which the relevant facts and circumstances may be disclosed in accordance with such court's or panel's governing rules and procedures.

     "FINANCE AGREEMENT" shall have the meaning set forth in the Recitals hereto.

     "FINANCING ARRANGEMENTS" shall have the meaning set forth in Section
2.7(c).

     "FINANCING DOCUMENTS" shall mean, collectively, the Finance Agreement, the Notes, the Retention Agreement, the Indemnity Agreement, the other Security Documents, each Consent Notice, the Project Documents, the Funding Documents and all other agreements or instruments pursuant to which the Loan or any portion thereof is made to the Company.


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     "FIRST PREFERENTIAL RETURN" shall have the meaning set forth in
Section 6.3.

     "FISCAL YEAR" shall mean the fiscal year of the Company, as determined pursuant to Section 2.2.

     "FIXED GUARANTY FEE" shall have the meaning set forth in the Finance Agreement.

     "FUNDING DOCUMENTS" shall have the meaning set forth in the Finance Agreement.

     "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except that (i) the Gross Asset Value of any asset contributed to the Company shall be its gross fair market value (as determined by the Managing Member) at the time such asset is contributed or deemed contributed for purposes of computing Capital Accounts, (ii) upon a contribution of money or other property to the Company by a new or existing Member as consideration for an interest in the Company and upon a distribution of money or other property to a retiring or continuing Member as consideration for an interest in the Company, the Gross Asset Value of all of the assets of the Company shall be adjusted to equal their respective gross fair market values (as determined by the Managing Member), to the extent such adjustment is determined by the Managing Member to be necessary or appropriate to reflect the Members' relative interests in the Company, (iii) the Gross Asset Value of any asset distributed in kind to any Member shall be the gross fair market value of such asset (as determined by the Managing Member) on the date of such distribution, and (iv) the Gross Asset Value of any asset determined pursuant to clauses (i) or (ii) above shall thereafter be adjusted from time to time by the Depreciation taken into account with respect to such asset for purposes of determining Net Income or Net Loss.

     "HOLDING COMPANY" shall have the meaning set forth in the Finance
Agreement.

     "HOLDING COMPANY CASH FLOW" shall have the meaning set forth in the Finance Agreement.

     "HOST COUNTRY" shall have the meaning set forth in the Finance Agreement.

     "INDEBTEDNESS" shall have the meaning set forth in the Finance Agreement.

     "INDEMNITY AGREEMENT" shall have the meaning set forth in the Finance Agreement.

     "INTERIM LOCAL SECURITIES" shall have the meaning set forth in the Finance Agreement.

     "INTERIM SECURITIES" shall have the meaning set forth in the Finance Agreement.

     "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended.


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

     "INVESTMENT OBJECTIVES" shall have the meaning set forth in the Finance Agreement.

     "INVESTMENT PERIOD" shall have the meaning set forth in Section 2.5(b).

     "INVESTOR MEMBERS" shall mean all Persons who shall, from time to time, be Members of the Company, other than the Managing Member, the Special Member and Pioneer Group.

     "LOAN" shall have the meaning set forth in the Finance Agreement.

     "LOAN BALANCE" shall mean the aggregate unpaid principal amount due under all Notes outstanding plus accrued but unpaid interest thereon (including all compounded interest in accordance with the Funding Documents) through the date of determination.

     "LOAN PERIOD" shall mean the period commencing on the date hereof and ending when all principal, interest, expenses, costs, contributions, reimbursements, indemnifications and fees (other than the Deferred Guaranty Fee) payable to OPIC under the Finance Agreement have been paid in full.

     "LOAN RATE" shall mean ten percent (10%) per annum.

     "MANAGER" shall mean a Person which is an Affiliate of either or both of Banc One Capital Holdings Corporation and/or Pioneer Real Estate Advisors, Inc., is comparable to the Managing Member in experience and ability and has adequate personnel to provide high-quality asset management services to the Company, and is engaged by the Managing Member to provide such asset management services.

     "MANAGING MEMBER" shall mean PBO Property Capital, L.L.C., a Delaware limited liability company, and its successors.

     "MARKETABLE SECURITIES" shall mean securities that are (i) traded on a recognized securities exchange, (ii) reported through NASDAQ, (iii) otherwise traded over-the-counter or purchased and sold in transactions effected pursuant to Rule 144A under the Securities Act and reported on PORTAL or SITUS, as the case may be, and, in each case, are determined by the Managing Member to be marketable at a price approximating their Value within a reasonable period of time and are not subject to restrictions on transfer as a result of applicable contract provisions or the provisions of the Securities Act (otherwise than as contemplated by Rule 144A) or regulations thereunder.

     "MEMBERS" shall mean the Persons designated as members of the Company listed on SCHEDULE A hereto, as amended from time to time in accordance with the terms of this Agreement.


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     "MEMBER MINIMUM GAIN" means "partner nonrecourse debt minimum gain," as defined in ss. 1.704-2(i)(2) of the Treasury Regulations, and shall be determined in accordance with ss. 1.704-2(i)(3) of the Treasury Regulations.

     "MEMBER NONRECOURSE DEBT" means "partner nonrecourse debt," as defined in ss. 1.704-2(b)(4) of the Treasury Regulations.

     "MEMBER NONRECOURSE DEDUCTIONS" means "Member nonrecourse deductions," as defined in ss. 1.704-2(i)(1) of the Treasury Regulations, and shall be determined in accordance with ss. 1.704-2(i)(2) of the Treasury Regulations.

     "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

     "NET INCOME" OR "NET LOSS" means, with respect to any fiscal year, the taxable income or loss of the Company as determined for federal income tax purposes, with the following adjustments:

          (i) Such taxable income or loss shall be increased by the amount, if any, of tax-exempt income received or accrued by the Company;

          (ii) Such taxable income or loss shall be reduced by the amount, if any, of all expenditures of the Company described in Section 705(a)(2)(B) of the Code, including expenditures treated as described therein under ss. 1.704(b)(2)(iv)(i) of the Treasury Regulations;

          (iii) If the Gross Asset Value of any asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

          (iv) Gain or loss resulting from any disposition of any asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such asset; and

          (v) In lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

     "NEW INDEPENDENT STATES" or "NIS" shall mean Armenia, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, the Russian Federation, Tajikistan, Turkmenistan, Ukraine and Uzbekistan, as well as such other countries in the former USSR as the Managing Member deems appropriate, in its sole discretion, for investment by the Company, PROVIDED that during the Loan Period, the Managing Member has obtained OPIC's consent to investment by the Company in such other countries.

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

     "NON-OPERATING RESERVES" shall mean the aggregate cash and cash equivalent reserves maintained by or on behalf of the Company, the Holding Company, the Portfolio Holding Companies and the Controlled Portfolio Companies (i) for the purpose of (a) paying non-recurring Permitted Expenses, (b) maintenance of, and capital improvements on, real property owned by Controlled Portfolio Companies, and (c) during the Investment Period only and thereafter to the extent permitted by Section 7.10(c)(ii) of the Finance Agreement, investing in Portfolio Securities, and (ii) that, pending expenditure, are invested in Interim Securities or Permitted Portfolio Company Investments.

     "NONRECOURSE DEDUCTIONS" has the meaning set forth in ss. 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for any year equals the excess, if any, of the net increase in the amount of Company Minimum Gain during such year over the aggregate amount of any distributions during such year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with ss. 1.704-2(c) of the Treasury Regulations.

     "NONRECOURSE LIABILITY" has the meaning set forth in ss. 1.704-2(b)(3) of the Treasury Regulations.

     "NOTE" or "NOTES" shall have the meaning set forth in the Finance
Agreement.

     "NOTICE OF DRAWDOWN" shall have the meaning set forth in Section 5.1(b)(i).

     "OPERATING RESERVES" shall mean the aggregate cash and cash equivalent reserves maintained by or on behalf of the Company, the Holding Company, the Portfolio Holding Companies and the Controlled Portfolio Companies (i) for the purpose of paying quantifiable Permitted Expenses (other than non-recurring expenses) reasonably expected to be payable within the immediately following six
(6) months and (ii) that, pending expenditure, are invested in Interim Securities or Permitted Portfolio Company Investments.

     "OPIC" shall mean the Overseas Private Investment Corporation, an agency of the U.S. Government.


     "PERCENTAGE INTEREST" shall mean, with respect to each Member, the amount of such Member's Capital Commitment divided by the Aggregate Capital Commitments of all Members.

     "PERIOD" shall mean the period commencing on the date of this Agreement and ending on the next Adjustment Date. All succeeding Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.

     "PERMITTED EXPENSES" shall have the meaning provided in EXHIBIT A.

     "PERMITTED PORTFOLIO COMPANY INVESTMENT" shall mean Interim Securities and Interim Local Securities held by a Controlled Portfolio Company in accordance with the terms of the Finance Agreement.

     "PERMITTED USE" means (i) to purchase Securities (as defined in the Finance Agreement) and apply the proceeds thereof to achieve the purposes of the Company set forth in Section 2.6 hereof, (ii) to pay the costs and expenses incurred to achieve such purposes, (iii) to pay Permitted Expenses and (iv) to establish and maintain Operating Reserves and Non-Operating Reserves, in each case in accordance herewith and with the Finance Agreement.

     "PERSON" shall mean a corporation, an association, a limited liability company, a partnership, a joint venture, an estate, a trust, any other entity, whether constituting a separate legal entity or otherwise, or an individual.

     "PIONEER GROUP" shall mean The Pioneer Group, Inc.

     "PORTFOLIO COMPANY" shall have the meaning set forth in the Finance Agreement.

     "PORTFOLIO COMPANY CASH FLOW" shall have the meaning set forth in the Finance Agreement. "PORTFOLIO HOLDING COMPANY" shall have the meaning set forth in the Finance Agreement.

     "PORTFOLIO HOLDING COMPANY CASH FLOW" shall have the meaning set forth in the Finance Agreement.

     "PORTFOLIO HOLDING COMPANY SECURITIES" shall have the meaning set forth in the Finance Agreement.

     "PORTFOLIO INVESTMENT" shall mean an investment in a Project.

     "PORTFOLIO SECURITIES" shall have the meaning set forth in the Finance Agreement.

     "PROJECT" shall mean an interest in real estate and/or related assets held by, or to be held by, a Portfolio Company in accordance with this Agreement and the Finance Agreement.

     "PROJECT DOCUMENTS" shall have the meaning set forth in the Finance Agreement.

     "PROPERTY MANAGEMENT FEES" shall mean fees payable in accordance with the limitations set forth on EXHIBIT A for providing management services in respect of the real estate interests owned, leased or otherwise controlled by a Portfolio Company.

     "QUALIFYING BANK" shall mean (a) during the Loan Period, a bank or trust company (i) located in the United States: (w) organized as a banking association or corporation under the laws of the United States, any state thereof or the District of Columbia; (x) subject to





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

supervision or examination by federal, state or District of Columbia banking authorities; (y) with capital and surplus of not less than $250,000,000; and (z) the long-term unsecured debt securities of which are rated at least "A" by Moody's Investor Services, Inc. or "A" by Standard and Poor's Rating Group or are otherwise acceptable to OPIC or (ii)(x) a branch, located in a Host Country, of a Qualifying Bank satisfying the requirements of clause (a)(i)(w) through (z) of this definition of Qualifying Bank, which branch (1) is subject to supervision or examination by such Host Country's banking authorities and (2) holds all licenses, permissions, authorizations and consents necessary to enable it to engage in the business of banking in such Host Country; (y) a bank located in a Host Country (1) organized as a banking association or corporation under the laws of such Host Country, (2) subject to supervision or examination by such Host Country's banking authorities, (3) holding all licenses, permissions, authorizations and consents necessary to enable it to engage in the business of banking in such Host Country, and (4) whose long-term unsecured debt obligations are rated at least equivalent to investment grade by a widely accepted internationally recognized rating agency; or (z) any other bank located in the relevant Host Country and reasonably approved by OPIC and (b) following the Loan Period, a bank selected by the Managing Member; provided, that, subject to the approval of the Independent Advisory Board Committee as contemplated herein and in Section 6.8(d) of the Finance Agreement, at all times Bank One, N.A. and any other banking affiliate of Banc One Corporation that (1) satisfies clauses
(a)(i)(w), (x), (y) and (z) above and (2) has executed and delivered to OPIC such Security Documents as OPIC may require, shall be deemed to be a Qualifying Bank.

     "REMAINING CAPITAL COMMITMENT" shall mean, in respect of any Member, the amount of such Member's Capital Commitment, as adjusted as contemplated hereby, determined at any date, which has not been contributed as a Capital Contribution, PROVIDED that if such date is after delivery of a Notice of Drawdown but before the related Drawdown, the amount specified in such Notice of Drawdown (as the same may be amended by a subsequent Notice of Drawdown related thereto) shall not be included in any Member's Remaining Capital Commitment unless such Drawdown is abandoned.

     "RETENTION AGREEMENT" shall have the meaning set forth in the Finance Agreement.

     "SECOND PREFERENTIAL RETURN" shall have the meaning set forth in
Section 6.3.

     "SECURITIES" shall have the meaning set forth in the Finance Agreement.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SECURITY DOCUMENTS" shall have the meaning set forth in the Finance Agreement.

     "SPECIAL MEMBER" shall have the meaning set forth in the preamble hereof.

     "SPECIAL TAX DISTRIBUTION" shall have the meaning set forth in Section 6.3.

     "SUBSCRIPTION AGREEMENT" shall mean the subscription agreements of the Members relating to their interests in the Company.

     "TAX ADVANCES" shall have the meaning set forth in Section 6.3.

     "TAX MATTERS MEMBER" shall mean the Managing Member.

     "TAX RATE" shall have the meaning set forth in Section 6.3.

     "TERM" shall have the meaning set forth in Section 2.5.

     "TREASURY REGULATIONS" shall mean the rules and regulations promulgated under the Code by the U.S. Department of the Treasury.

     "VALUE" shall mean the value determined in accordance with Section 11.

     2. ORGANIZATION.

        2.1 FORMATION. The Members have formed the Company as a limited liability company pursuant to the Act.

        2.2 FISCAL YEAR. The fiscal year of the Company shall end on the 31st day of December in each year. The Company shall have the same fiscal year for income tax and for financial and accounting purposes.

        2.3 NAME; PRINCIPAL OFFICE. The name of the Company shall be "PBO Property Fund, L.L.C." and its business shall be conducted under that name or any variation thereof that the Managing Member deems appropriate. The principal office of the Company shall be at 60 State Street, Boston, Massachusetts 02109, or at such other place as the Managing Member may from time to time determine.

        2.4 REGISTERED OFFICE AND AGENT IN DELAWARE. The Company's registered office shall be c/o CT Corporation System, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process within the State of Delaware shall be c/o CT Corporation System, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered office and the registered agent of the Company may be changed by the Managing Member from time to time in accordance with the then applicable provisions of the Act and any other applicable laws.

        2.5 TERM; INVESTMENT PERIOD.

            (a) The term of the Company shall commence upon the filing of the Company's Certificate of Formation with the Secretary of State of the State of Delaware and shall continue until December 31, 2008 or such earlier date as the Company is dissolved in accordance with the provisions of this Agreement; provided that the Term may be extended for up to three successive terms of one year each at the direction of the Managing Member.

               (b) The investment period (the "Investment Period") shall commence on the date hereof and shall extend until December 31, 2004.

     2.6 PURPOSES. The Company is organized for the purpose of (x) investing in Persons directly or indirectly organized by it (which Persons may include third-party joint venture partners or other equity holders) to acquire and develop light industrial, manufacturing, commercial, office, distribution, warehouse, hotel and retail real property and related assets in Central and Eastern Europe, and in the New Independent States and (y) indirectly, through the ownership of interests in such Persons, developing, holding, managing, operating, leasing, mortgaging, altering, repairing and selling or otherwise disposing of such real estate and related assets or interests therein, all in accordance with the terms and conditions of this Agreement and any Financing Arrangement, including the Finance Agreement. Subject to the terms and conditions of the Finance Agreement, such real estate investments may include, without limitation, (i) undivided interests in real estate, (ii) leasehold interests in real estate, (iii) beneficial interests in trusts that directly or indirectly own or lease real estate or interests therein, (iv) secured debt for which a direct or indirect interest in real estate is a substantial part of the security, and which is issued by a Portfolio Company or a Portfolio Holding Company, (v) unsecured debt issued by a Portfolio Company or a Portfolio Holding Company and (vi) other direct or indirect interests or real estate, and/or the income or revenues therefrom, however denominated and whether such interests are equity interests or serve as security for, or are payable on account of, indebtedness. Subject and as an incident to the foregoing, the Company is authorized:

               (a) to participate in, influence, advise, or otherwise affect or direct the management of Persons in which the Company has an interest, direct or indirect, and to take such other action as shall be necessary, advisable, convenient or incidental in connection with such Persons;

               (b) to lend funds or properties of the Company, either with or without security;

               (c) to execute, deliver and perform all contracts and other undertakings, and engage in all activities and transactions, that the Managing Member believes are necessary, advisable, convenient or incidental in carrying out the foregoing purposes of this Section 2.6, including, without limitation:

                    (i) to purchase, transfer, mortgage, pledge or acquire, in any manner, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, its property;

                    (ii) to register or qualify the Company under any applicable laws of any jurisdiction or to obtain exemptions under those laws, if registration, qualification or exemption is deemed necessary or advisable by the Managing Member;

                    (iii) to acquire securities on the basis of investment representations and/or subject to transfer restrictions;

                    (iv) to borrow or raise money and secure the payment of any obligations of the Company by mortgage upon, or pledge of, or grant of other appropriate lien or security interests in or on, all or part of the property of the Company, including to obtain the loan contemplated by the Finance Agreement and to provide in accordance therewith the mortgages, pledges, liens and other security interests provided therein; and

                    (v) to dispose of the assets of the Company.

           2.7 POWERS.

               (a) In furtherance of its purposes, but subject to all of the provisions of this Agreement and the Finance Agreement, the Company shall have the power and is hereby authorized to do such things and engage in such activities related to the foregoing as may be necessary, convenient, advisable or incidental with respect to the conduct of the business of the Company all as determined by the Managing Member in its sole discretion (but subject to the further provisions of this Agreement), and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act, including, without limitation, the power and authority to:

                    (i) acquire, hold, manage, own, lease, operate, maintain, finance, mortgage, encumber, improve, grant options with respect to, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of all or any part of the Company's direct or indirect interests in the Holding Company, the Portfolio Holding Companies or the Portfolio Companies or any other investments made or other property held by the Company;

                    (ii) execute, deliver and perform in furtherance of any or all of the purposes of the Company, the Finance Agreement and any other contracts or agreements contemplated thereby or specifically described therein, and all other Financing Arrangements, and any deed, lease, easement, covenant, restriction, mortgage, deed of trust, real estate lien note, promissory note, bill of sale, contract, pledge, assignment, trust agreement, escrow agreement, financing statement or other document or instrument purporting to convey, encumber or otherwise affect any or all of the real or personal property, tangible or intangible, owned by, or for the benefit of, the Company, including all Company accounts in Qualifying Banks and other banks and relating to all of the Company's right, title and interest in and to material contracts, consents, approvals, licenses, permits and similar instruments;

                    (iii) prepay in whole or in part, refinance, recast,
               increase, modify or extend any liabilities affecting the Company or any property owned by, or for the benefit of, the Company, and in connection therewith, execute any extensions, renewals, modifications or reinstatements of indebtedness or encumbrances or security therefor;

                    (iv) distribute funds to the Members by way of cash, income, return of capital or otherwise, all in accordance with the provisions of this Agreement and the Finance Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

                    (v) establish, have, maintain or close one or more offices of the Company and, in connection therewith, rent or acquire office space and engage personnel;

                    (vi) open, maintain and close bank and brokerage accounts, including the power to draw checks or other orders for the payment of moneys and invest such funds as are temporarily not otherwise required for use in the Company's business;

                    (vii) bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission;

                    (viii) hire consultants, custodians, attorneys, accountants and such other agents and employees of the Company (and designate any such agents and employees as officers with titles) as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Company;

                    (ix) make all elections (including, without limitation, all elections for federal, state and local tax purposes whether in the U.S. or foreign jurisdictions), investigations, evaluations and decisions, binding the Company thereby, that may, in the sole judgment of the Managing Member, be necessary or appropriate for the acquisition, holding or disposition of investments by the Company;

                    (x) enter into, perform and carry out contracts and
               agreements of every kind necessary, advisable, convenient or incidental to the accomplishment of the Company's business, and take or omit to take such other action in connection with the Company's business as may, in the sole judgment of the Managing Member, be necessary or desirable to further the purposes of the Company; and

                    (xi) carry on any other activities and to take any other
               action necessary to, in connection with, or incidental to any of the foregoing or the Company's business.

     (b) Subject to the limitations of applicable Financing Arrangements, and pursuant to an agreement of merger or consolidation, the Company may merge with, or consolidate into, one or more Delaware limited liability companies or other business entities (as defined in Section 18-209(a) of the Act) upon the approval of the Managing Member in its sole discretion. Any agreement of merger or consolidation of the Company entered into in accordance with the provisions of this Agreement and applicable Financing Arrangements and approved in accordance with Section 18-209(b) of the Act may, as provided in Section 18-209(f) of the Act, (i) effect any amendment to this Agreement or (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation; provided, that no such amendment shall be so effected if it would, under Article 19 hereof, require any consent, and no provision shall be included in any such new agreement if such provision would, under Article 19 hereof, require any consent if it were being incorporated in this Agreement by amendment, unless in each case the requisite consent or consents shall have been obtained.

     (c) Notwithstanding anything in this Agreement to the contrary, the Managing Member, without any further authorization by or on behalf of any other Member, may on behalf of the Company enter into such financing arrangements as may be approved from time to time by the Managing Member, including the Finance Agreement ("Financing Arrangements"), and fully repay or otherwise satisfy debt (including principal and interest) owed to third party creditors, whether on the maturity date thereof or subsequent or earlier thereto, refinance that debt and pay all fees, expenses, costs, reimbursements, contributions and indemnifications contemplated by the Financing Arrangements. Financing Arrangements may consist of senior or subordinated debt (which may be secured or unsecured) or any other financing arrangement agreed to by the Managing Member in its sole discretion. The parties hereto acknowledge that the Managing Member may on behalf of the Company agree in any Financing Arrangement to additions, restrictions or exceptions to the provisions of this Agreement and to limit or restrict the activities of the Company.

  3. THE MANAGING MEMBER.

     3.1 MANAGEMENT. (a) GENERAL. The management, control and operation of and the determination of policy with respect to the Company and its affairs shall be vested exclusively in the Managing Member (acting directly or through its duly appointed agents), which is authorized and empowered on behalf and in the name of the Company, subject to the terms of this Agreement, to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may, in its sole discretion, deem necessary, advisable, convenient or incidental thereto. Without limiting the foregoing, the Managing Member may exercise on behalf of the Company (and may delegate to a Manager) all of the powers set forth in Sections 2.6, 2.7 and 3.2(b). No Member other than the Managing Member shall have any part in the management of the Company, or any right to act on behalf of the Company in any manner. The Managing Member shall engage in no activity other than the ownership of its interest in the Company and activities undertaken in its capacity as Managing Member of the Company.

               (b) AUTHORITY OF THE MANAGING MEMBER. All decisions made or actions taken by the Managing Member with respect to the Company's business and affairs in accordance with this Agreement shall be binding upon the Company and all of the Members, and the ratification or consent of the Members as to any decision or action taken by the Managing Member shall not be required. The Managing Member shall have the full right and authority to execute, deliver and amend any and all agreements, contracts, documents and instruments relating to the business and affairs of the Company, including the Financing Documents, which pursuant to Section 2.7(c), may contain additions, restrictions or exceptions to the provisions of this Agreement and may limit or restrict the activities of the Company, without any further act, vote or approval of the Members, or any other Person, and any Person dealing with the Company may rely upon the Managing Member's execution and delivery of any agreement, contract, document or instrument as the act and deed of the Company, without the necessity for further inquiry.

               (c) MEETINGS. Meetings of the Members shall be held as the Managing Member deems necessary. The Managing Member shall give each other Member and OPIC notice of such meeting not less than 15 days prior thereto indicating the date, time and place of such meeting. The costs and expenses incurred by the Company in connection with any such meeting shall be Permitted Expenses, but only to the extent that such expenses are payable in accordance with EXHIBIT A.

               3.2 RELIANCE BY THIRD PARTIES.

               (a) In dealing with the Managing Member and its duly appointed agents (including the Manager), no Person shall be required to inquire as to its authority to bind the Company.

               (b) Without limiting the generality of the foregoing, the Managing Member shall have full power and authority:

                    (i) to engage independent agents, attorneys, accountants, custodians and others as the Managing Member deems necessary, advisable or convenient for the affairs of the Company or its subsidiaries;

                    (ii) to receive, buy, sell, exchange, trade and otherwise deal in and with securities, real estate and other property of the Company, to establish Persons to hold the assets of the Company and to enter into agreements with others with respect to those activities;

                    (iii) to open, conduct, maintain and close accounts with brokers and property management companies on behalf of the Company and to pay the customary fees and charges applicable to transactions in those accounts;

                    (iv) to open, maintain and close accounts in the United States and abroad, including margin accounts, with brokers and banks and to draw checks and other orders for the payment of money by the Company;

                    (v) to file, on behalf of the Company, all tax and other returns relating to the Company required under applicable law;

                    (vi) to cause the Company to purchase or bear the cost of any insurance covering the potential liabilities of the Managing Member and any other Covered Person arising out of such Person's actions under this Agreement;

                    (vii) to cause the Company to purchase or bear the cost of any insurance covering the potential liabilities of any Person serving as director, officer or employee of an entity in which the Company has an investment or of which the Company is a creditor;

                    (viii) to cause the Company to purchase or bear the cost of any insurance required to be purchased or maintained by the Company under the terms of the Finance Agreement;

                    (ix) to commence, defend or settle litigation or submit to arbitration any claim or cause of action that pertains to the Company or any assets of the Company;

                    (x) to enter into, make and perform contracts, agreements and other undertakings and to do that which is advisable for, or as may be incidental to, the conduct of the business of the Company, including, without limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any Member or with any other Person having any business, financial or other relationship with any Member or Members;

                    (xi) to borrow money and lend money on behalf of the Company.

           3.3 LIABILITY OF MEMBERS; INDEMNIFICATION.

               (a) No Covered Person shall be liable, responsible or accountable in damages or otherwise to the other Members or to the Company for any acts performed within the scope of the authority conferred on it by this Agreement, or for its failure or refusal to perform any acts except those expressly required by or pursuant to the terms of this Agreement, or for any loss in connection with the affairs of the Company, the Holding Company, any Portfolio Holding Company, any Portfolio Company or any other Person in which the Company has a direct or indirect interest; provided that such Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, the Holding Company, such Portfolio Holding Company, such Portfolio Company or such

     Person, as the case may be, and such Covered Person is not guilty of Disabling Conduct and has not violated in any material respect any of the provisions of this Agreement. To the extent permitted by law, the Company shall (to the extent of the assets of the Company) indemnify, defend and hold harmless each Covered Person from and against all losses, expenses, claims or liabilities, including, without limitation, reasonable attorneys' fees and expenses, arising out of or in connection with any action taken or omitted to be taken by such Covered Person in respect of the affairs of the Company, the Holding Company, any Portfolio Holding Company, any Portfolio Company or any other Person in which the Company has a direct or indirect interest; provided, that such Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of one or more Financing Credit Parties, and such action or omission by such indemnified Covered Person does not constitute Disabling Conduct or a violation in any material respect of any of the provisions of this Agreement. Notwithstanding the foregoing, indemnification by a Portfolio Company (other than a Controlled Portfolio Company) of any agent of a Portfolio Company shall be governed by the applicable provisions set forth in the agreement between such agent and such Portfolio Company; provided that such agreement is on arm's-length terms. The termination of any action, suit or proceeding by settlement shall not, of itself, create a presumption that a Covered Person did not act in good faith or was guilty of Disabling Conduct or a violation of any provision of this Agreement. The Company shall advance to any Covered Person reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding which arises out of conduct which is the subject of the indemnification provided hereunder; provided that the Managing Member hereby agrees, and each other Covered Person shall agree as a condition to receiving such advances, that in the event such Covered Person receives any such advance, such Covered Person shall reimburse the Company for such advance if it shall be judicially determined, in a final, non-appealable judgment, that such Covered Person was not entitled to indemnification under this Section 3.3.

          (b) A Covered Person shall incur no liability in acting upon any signature or writing believed by it to be genuine, and may rely on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge and may in good faith rely on an opinion of counsel selected by such Covered Person with respect to legal matters unless such Covered Person engaged in Disabling Conduct. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith in reliance upon the advice of any of such Persons unless such Covered Person engaged in Disabling Conduct. No Covered Person shall be liable for the return to any Member of all or any portion of any Member's Capital Account or Capital Contribution unless such Covered Person engaged in Disabling Conduct.

          (c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

     (d) Whenever in this Agreement the Managing Member is permitted or required to make a decision (i) in its "discretion" or under grant of similar authority or latitude, the Managing Member shall be entitled to consider such interests and factors as it desires, or (ii) in its "good faith" or under another express standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

     3.4 OTHER ACTIVITIES OF THE MANAGING MEMBER; OTHER FUNDS; INVESTMENTS OUTSIDE THE COMPANY; ALLOCATION OF INVESTMENTS; CONFLICTS OF INTERESTS.

     (a) CERTAIN OTHER RELATIONSHIPS. Except as otherwise provided in the Finance Agreement, any of the Managing Member's Affiliates may organize or sponsor any new private investment fund having primary investment objectives in Central and Eastern Europe or the NIS substantially the same as those of the Company in which event any opportunity to invest in companies, Projects or real estate shall be allocated between the Company (and its Portfolio Companies) and the other funds by the Managing Member and such Affiliates in their sole discretion. The Company and the Holding Company shall not, and the Company, the Holding Company and the Managing Member shall not permit any Portfolio Holding Company or Controlled Portfolio Company (as defined in the Finance Agreement) to, (1) invest in any Project, Portfolio Holding Company or Portfolio Company located in or organized and operating in Poland (individually, a "Polish Investment") in which Pioneer Poland Real Estate Fund, S.A. ("Pioneer Poland") holds an equity or debt interest, (2) hold an equity or debt interest in any Polish Investment in which Pioneer Poland is or will be investing, or (3) sell or transfer to, or acquire from, Pioneer Poland, directly or indirectly, any equity or debt interest in any Project, Portfolio Holding Company or Portfolio Company, unless (A) in all cases, the Company has delivered to OPIC true and complete copies of approvals thereof from (x) the Independent Advisory Board Committee in accordance with Section 6.8(d) of the Finance Agreement and Section 9(a) hereof and (y) the committee of Pioneer Poland with the authority and functions most nearly comparable to the Independent Advisory Board Committee, and (B) in addition, but solely in the case of clause (3) above, the Company has obtained OPIC's approval of such sale, transfer or acquisition, which approval may be withheld in OPIC's sole discretion.

     (b) CERTAIN CONTRACTS. Subject to the other provisions of this Agreement (including Section 9) and the Finance Agreement, the Managing Member may cause the Company, the Holding Company, the Portfolio Holding Companies and the Controlled Portfolio Companies to enter into, and Portfolio Companies that are not Controlled Portfolio Companies may enter into, contracts and transactions with the Managing Member, the Special Member or any of their respective Affiliates, PROVIDED that all of the terms of each such contract and transaction are fair and reasonable to the Company, the Holding Company, the Portfolio Holding Companies and the Controlled Portfolio Companies based on commercially reasonable standards. To the extent that it is not reasonably possible to determine whether any agreement in question is fair and reasonable because a reasonable number of comparable agreements do not exist in the country in question, such determination shall be made based on comparable agreements for similar assets in the United States.

          (c) POTENTIAL CONFLICTS OF INTEREST. While the Managing Member intends to use reasonable efforts to avoid situations involving conflicts of interest, each Member acknowledges that there may be situations in which the interests of the Company, in a Portfolio Company or otherwise, may conflict with the interests of Covered Persons. Each Member agrees that the activities of any Covered Person, provided such activities are in compliance with this Article 3, will not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty owed by any such Person to the Company or to any Member.

     3.5 INVESTMENTS. Each Member agrees that, subject to the provisions of this Agreement, a Covered Person (other than the Managing Member) may engage in other business activities or possess interests in other business activities of every kind and description, independently or with others, and that neither the Company nor any other Member shall have the right to participate therein or in the profits or income derived therefrom.

     4. INVESTMENTS IN PROJECTS. The Company shall make investments in accordance with the good faith business judgment of the Managing Member, subject to the terms and conditions of this Agreement (including, without limitation, Article 12) and any Financing Arrangements. Subject to the terms of any Financing Arrangement, no Capital Commitments shall be called to fund new Projects following the termination of the Investment Period. For purposes of the foregoing, a "new Project" shall mean any Project in which the Company then has no direct or indirect interest and which has not been approved by the Investment Committee.

     5.  CAPITAL CONTRIBUTIONS; MINIMUM COMMITMENT; VOLUNTARY LOANS.

         5.1 CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS OF THE MEMBERS. Subject to Section 2.7(c) and the Finance Agreement:

              (a) Each Member shall make Capital Contributions to the Company in an aggregate amount up to the Capital Commitment set forth opposite its name on Schedule A attached hereto. Each of the Members is, on the date hereof, making a Capital Contribution in the amount set forth opposite its name on such Schedule A.

              (b) The Capital Contributions of each Member, the amount of which is determined pursuant to the terms of Section 5.l(b)(iii) below, shall be paid all at once or in separate Drawdowns at the sole discretion of the Managing Member, subject to the following terms and conditions:

                    (i) The Managing Member shall provide each Member with a written notice (the "Notice of Drawdown") at least ten Business Days prior to the date of Drawdown. Each Notice of Drawdown shall contain a brief description of the uses to which the proceeds of the related Drawdown are to be applied.

                   (ii) Each Drawdown shall be applied only to pay Permitted Expenses of the Company or applied to a Permitted Use. If the actual Capital Contribution to be paid by such Member changes prior to the making of a Portfolio Investment, the Managing Member shall give prompt notice to such Member, who shall pay any additional Capital Contribution thereby required by the date specified in such notice. Such payment date shall be at least two Business Days after the date such notice was sent by facsimile.

                   (iii) Each Member shall pay to the Company the Capital Contribution of such Member in cash or other immediately available funds denominated in U.S. dollars on or before the date that is one Business Day prior to the applicable date of Drawdown specified in the Notice of Drawdown. The required Capital Contribution of each Member in respect of each Notice of Drawdown shall be equal to the lesser of: (A) such Member's Remaining Capital Commitment and (B) such Member's pro rata share (based on the respective Percentage Interests of the Members) of the aggregate amount stated in such Notice of Drawdown.

                   (iv) Notwithstanding anything to the contrary contained herein, a Drawdown may be made (and a Notice of Drawdown may be delivered) only by the Managing Member named herein or a Person designated by such Managing Member, and no other Person, including any creditor or any group of any or all of the creditors of the Company, or any Person acting on behalf of any such creditor or group of creditors, or any successor to the Managing Member's interest (or to interests in the Managing Member) by virtue of the exercise by any such creditor or group of creditors of its or their rights under any Financing Arrangement (or, notwithstanding anything to the contrary contained in the foregoing, the Managing Member or its designee, if one or more interests in the Managing Member shall have been assigned, or the voting rights with respect to such interests assumed, by any creditor or any group of creditors, by virtue of the exercise by such creditor or group of creditors of its or their rights under any Financing Arrangement), shall have any right to initiate a Drawdown (it being understood and agreed that Capital Commitments of the Members are not and shall not, except as set forth in the following proviso, be deemed an asset or right of the Company); provided, however, that in the event the Company has made an investment in a Project with respect to which construction has commenced but has not been completed, OPIC may, in the exercise of its rights, powers and remedies under the Finance Agreement and any other Financing Documents and upon the occurrence and during the continuance of an Event of Default (as defined in the Finance Agreement), issue, or cause the Managing Member to issue, one or more Notices of Drawdown for the purpose of causing all of the Members, including, without limitation, the Managing Member, Pioneer Group and the Special Member, to make Capital Contributions to the Company, in accordance with this Agreement, in an aggregate amount equal to fifty percent (50%) of the amount contemporaneously to be loaned by OPIC to the Company, to achieve substantial completion of the applicable Project in accordance with the plans and specifications submitted by the Company to OPIC in connection with OPIC's approval of the applicable Project.

     5.2 VOLUNTARY LOANS. If at any time the Capital Contributions and other cash on hand of the Company shall be insufficient for the cash needs of the Company in the sole discretion of the Managing Member, then the Managing Member, the Special Member and/or Pioneer Group may, but shall not be obligated, to make a loan or loans to the Company ("Voluntary Loans") to meet the cash needs of the Company (including, without limitation, amounts payable under Section 6.15(b) of the Finance Agreement) in such amounts and in such relative proportions as such Members may agree or absent such agreement, in proportion to their respective Percentage Interests. In addition, any amounts paid in accordance with Section 2 of the Indemnity Agreement in respect of Permitted Expenses shall be deemed to be Voluntary Loans to the Company made on the date advanced by or on behalf of the applicable Member. Each such Voluntary Loan shall bear interest at the Loan Rate and shall be payable in accordance with Section 6.3.

     5.3 FAILURE TO CONTRIBUTE CAPITAL.

          (a) In the event any Member fails to make a Capital Contribution to the Company when due, the defaulting Member shall be responsible to pay to the Company, in addition to the amount of such Capital Contribution, interest thereon at a rate (the "Default Rate") equal to the lesser of (x) the Loan Rate plus 3% and (y) the highest rate permitted by law, from the date such Capital Contribution was due until the earlier of (a) the date such Capital Contribution is made (or deemed made as hereinafter provided) by the defaulting Member and
(b) the date the defaulting Member's interest in the Company is sold as hereinafter provided. In addition, if such failure continues for 10 days after notice from the Managing Member, the Managing Member, in its sole discretion, may (i) subject to the applicable provisions of the Finance Agreement, cause the defaulting Member's interest in the Company to be sold at a price equal to 66-2/3% of its fair market value (as determined by the Managing Member in its reasonable discretion), without taking into account any amount deemed to have been contributed to the Company by the defaulting Member as hereinafter provided, (ii) advance (and/or permit one or more of the non-defaulting Members to advance) the amount as to which the defaulting Member is in default, (iii) enforce the defaulting Member's obligation to make the Capital Contribution in question and the interest accrued thereon by appropriate legal proceedings, (iv) deprive the defaulting Member of its right to exercise any voting rights which it may have under this Agreement, and (v) pursue any other remedies it deems advisable (including, without limitation, the recovery from the defaulting Member of all costs and expenses of the Company associated with the default). Such rights and remedies shall not be exclusive. Any advances made by the Managing Member or the non-defaulting Members as provided in clause (ii) above shall be treated as special capital contributions to the Company ("Default Contributions"), which Default Contributions shall be treated as having been used by the Company to make a loan ("Default Loan") to the defaulting Member. Any Default Loan deemed made to the defaulting Member shall be payable on demand and shall bear interest at the Default Rate, and the proceeds of such Default Loan shall be deemed to have been used by the defaulting Member to make the Capital Contribution as to which it is in default (provided that the defaulting Member shall nonetheless be deemed to remain in default and subject to the remedies provided for herein). All Default Contributions shall earn a return (the "Default Contribution

Return") equal to the Default Rate and shall, together with such return, be repaid only out of amounts recovered by the Company from the defaulting Member or offset against amounts otherwise distributable to the defaulting Member as hereinafter provided. All distributions which would otherwise be payable to the defaulting Member under this Agreement shall instead be paid as follows: (1) first, to the Company to pay any costs and expenses resulting from such Member's default, (2) second, to the Company to pay accrued and unpaid interest on, and then to reduce the outstanding principal balance of, any Default Loan deemed made to such defaulting Member, (3) third, to the Company to pay interest accrued and unpaid under the first sentence of this Section 5.3(a); (4) fourth, to the Company to pay the Capital Contribution in default (if the same is not deemed to have been made out of the proceeds of a Default Loan or paid by the purchaser of the defaulting Member's interest in the Company as hereinafter provided); and (5) fifth, to the defaulting Member; provided that all payments made pursuant to this sentence shall nevertheless be deemed for all purposes of this Agreement to have been distributed to the defaulting Member. All amounts paid to the Company as provided in clause (2) of the preceding sentence shall be used by the Company, first, to pay the accrued and unpaid Default Contribution Return on the related Default Contribution(s), and then to return such Default Contribution(s), to the Managing Member or the non-defaulting Members, as the case may be (with any such payments to the non-defaulting Members to be made pro rata in proportion to their respective Default Contributions). In no event shall the exercise of any of the remedies provided for in this Section 5.3(a) release a defaulting Member from its continuing obligation to make Capital Contributions required under this Agreement.

         (b) If the Managing Member shall cause the defaulting Member's interest in the Company to be sold as provided in Section 5.3(a), the purchaser shall be required to (x) pay the Capital Contribution in default and (y) assume the obligation of the defaulting Member to make its remaining Capital Contributions. The proceeds of any such sale, together with the capital contribution made by the purchaser as provided under clause (x) above, shall be applied: first, to the expenses of sale and any other costs and expenses resulting from such Member's default; then, in the manner and priority set forth in clauses (2) through (4) of Section 5.3(a); and then, to pay the defaulting Member for its interest in the Company. Any amounts applied as provided in clause (2) of
Section 5.3(a) shall be applied as provided in the penultimate sentence of
Section 5.3(a).

     6.   CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS.

          6.1 CAPITAL ACCOUNTS. There shall be established on the books and records of the Company a capital account (a "Capital Account") for each Member.

          6.2 ADJUSTMENTS. As of the last day of each Period, the balance in each Member's Capital Account shall be adjusted by (A) INCREASING such balance by such Member's (i) allocable share of Net Income (allocated in accordance with Section 6.11) and (ii) Capital Contributions; and (b) DECREASING such balance by
(i) the amount of cash or the fair market value of any property distributed to such Member pursuant to this Agreement and (ii) such Member's allocable share of Net Loss (allocated in accordance with Section 6.11). Each Member's Capital Account shall be further adjusted with respect to any special allocations pursuant to Section 6.12.

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     6.3 AMOUNTS AND PRIORITY OF DISTRIBUTIONS. Distributable Cash shall first be paid on account of and to the extent of the principal and interest on any Voluntary Loans, in repayment of the interest and principal on such Voluntary Loans, and any remaining Distributable Cash shall be distributed to the Members in accordance with the following provisions:

          (a) (i) First, to the Members, in proportion to and to the extent of the excess for each of them of (x) the Capital Contributions made by such Member, over (y) the amounts previously distributed to such Member pursuant to this Section 6.3(a)(i);

              (ii) Second, to the Members, in proportion to their respective Percentage Interests until the cumulative distributions pursuant to this
     Section 6.3(a)(ii) are sufficient to provide the First Preferential Return with respect to the amounts described in Section 6.3(a)(i) above, determined in accordance with Section 6.3(b)(i);

              (iii) Third, 57.5% to the Managing Member and 42.5% to the Special Member, until the cumulative distributions to the Managing Member and Special Member pursuant to this Section 6.3(a)(iii) equal 20% of the sum of the distributions made to the Members pursuant to Section 6.3(a)(ii) above and this Section 6.3(a)(iii);

              (iv) Fourth, (A) 75/95 to the Members in proportion to their respective Percentage Interests, and (B) 20/95 to the Managing Member and the Special Member, allocated between them 57.5% to the Managing Member and 42.5% to the Special Member, until the cumulative distributions to the Members pursuant to Section 6.3(a)(ii) and this Section 6.3(a)(iv) are sufficient to provide the Second Preferential Return with respect to the amounts described in Section 6.3(a)(i) above, determined in accordance with
     Section 6.3(b)(ii); and

              (v) Thereafter, (A) 70/95 to the Members in proportion to their respective Percentage Interests, and (B) 25/95 to the Managing Member and the Special Member, allocated between them 57.5% to the Managing Member and 42.5% to the Special Member.

The parties acknowledge that OPIC is entitled to payment of the Deferred Guaranty Fees (as set forth in Section 7.3(b)(vi) of the Finance Agreement) at the following times and in the following amounts:

                  (x) When distributions are made pursuant to Section 6.3(a)(iii), a fee shall be paid to OPIC so that of the total cash being distributed to the Members and paid to OPIC, 80% is distributed to the Members pursuant to Section 6.3(a)(iii) and 20% is paid to OPIC; and

                  (y) When distributions are made pursuant to Sections 6.3(a)(iv) and (v), a fee shall be paid to OPIC so that of the total cash being distributed to the Members and paid to OPIC, 95% is distributed to the Members pursuant to Sections 6.3(a)(iv) and/or (v), and 5% is paid to OPIC;

provided, that at such time as such Deferred Guaranty Fees shall no longer be payable to OPIC under the Finance Agreement, the amount that would otherwise be paid to OPIC on account of such fees shall instead be added to the amounts otherwise distributable to the Managing Member and the Special Member (allocated between them 57.5% to the Managing Member and 42.5% to the Special Member) pursuant to Section 6.3(a)(iii), (iv) or (v), as the case may be.

                  (b) (i) For purposes of Section 6.3(a)(ii) above, a preferential return (the "FIRST PREFERENTIAL RETURN") shall accrue for each Member equal to a return at the rate of 8.0% per annum, compounded annually, on the balance from time to time of the excess of (x) all Capital Contributions made by such Member, over (y) all amounts previously distributed to such Member pursuant to Section 6.3(a)(i). In determining the unpaid amount of the First Preferential Return, there shall be taken into account as payments thereof all distributions to such Member pursuant to Section 6.3(a)(ii).

                  (ii) For purposes of Section 6.3(a)(iv) above, a preferential return (the "SECOND PREFERENTIAL RETURN") shall accrue for the Members collectively equal to a return at the rate of 20.0% per annum, compounded annually, on the balance from time to time of the excess of
         (x) all Capital Contributions made by the Members, over (y) all amounts previously distributed to the Members pursuant to Section 6.3(a)(i). In determining the unpaid amount of the Second Preferential Return, there shall be taken into account as payments thereof all distributions to the Members pursuant to Sections 6.3(a)(ii) and (iv)(A).

         (c) Notwithstanding the foregoing distribution provisions of this
Section 6.3, if the cumulative historic tax liability (calculated based on the applicable highest marginal tax rates for the Special Member, the Managing Member or the direct or indirect members of the Managing Member applicable to ordinary income or capital gains, as appropriate, taking into account the holding period of the Investments disposed of and the year in which the taxable net income is recognized by the Company, and taking into account the deductibility of state and local income taxes for federal income tax purposes (the "TAX RATE")) of the Special Member and the direct and indirect Members in the Managing Member, as of any distribution date, with respect to taxable net income allocated to the Special Member and the Managing Member (after taking into account any taxable net loss allocated to the Special Member and the Managing Member for all Fiscal Years, or portions thereof, ending on or before such distribution date) (the "CUMULATIVE HISTORIC TAX LIABILITY"), exceeds the cumulative distributions made to the Special Member and the Managing Member through such distribution date pursuant to this Section 6.3 (after application of the provisions of Section 6.3(d) with respect to such distributions), the Special Member and the Managing Member shall receive a distribution ("SPECIAL TAX DISTRIBUTION") in an amount equal to such excess tax liability (in proportion to the amounts calculated for each of them) and the amount distributed to the Investor Members pursuant to Section 6.3(a) shall be reduced by the amount of such excess tax liability. Such aggregate reduction of the amount distributed to the Investor Members shall be apportioned among them in proportion to their respective Percentage Interests and each Investor Member's share shall be deducted from amounts otherwise distributable to such Investor Member, and pursuant to Section 6.3(d) shall be repaid to such Investor Member.

     (d) The amount otherwise distributable to the Special Member and the Managing Member pursuant to Section 6.3(a) on the date of any distribution shall be reduced by an amount, determined for each of them, equal to the excess, if any, of (x) the aggregate amount distributed to the Special Member and the Managing Member pursuant to Section 6.3(c) prior to such distribution date, over
(y) the aggregate amount of all prior reductions in the amount distributed to the Special Member and the Managing Member pursuant to Section 6.3(a) as a result of this Section 6.3(d), and the amount to be distributed to the Investor Members pursuant to Section 6.3(a) shall be increased by the amount of any such reduction in proportion to the aggregate amount by which distributions to each such Investor Member pursuant to Section 6.3(a) for all prior Fiscal Years, or portions thereof, ending before such distribution date were reduced pursuant to
Section 6.3(c).

     (e) To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (E.G., backup withholding) ("TAX ADVANCES"), the Managing Member may withhold such amounts and, only to the extent it is permitted at the time to make a tax distribution in accordance with
Section 7.3(b)(v) of the Finance Agreement, use funds of the Company to make such tax payments as so required. To the extent there continues to exist any payment obligation of the Company in respect to such taxes, the relevant Members agree to make such payment directly, or the Managing Member may make a loan to the Company for such payment, bearing interest at the Loan Rate and payable only from distributions otherwise payable to the relevant Members. All Tax Advances made on behalf of a Member, plus interest thereon at a rate equal to the Loan Rate, shall (i) be promptly paid to the Company by the Member on whose behalf such Tax Advances were made (such payment not to constitute a Capital Contribution), or (ii) with the consent of the Managing Member, in its sole discretion, be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Member is selected, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance and interest thereon. To the extent possible, the Managing Member shall notify the affected Member in advance of making such Tax Advance and shall afford such Member the opportunity to provide funds for such withholding or payment. Each Member hereby agrees to reimburse the Company and the

Managing Member for any liability with respect to Tax Advances required or made on behalf of or with respect to such Member.

     6.4 [Reserved.]

     6.5 OVERRIDING PROVISION. Notwithstanding anything to the contrary contained herein, while the Finance Agreement remains in effect all Cash Flow shall be distributed and otherwise disposed of as provided in Section 7.3 of the Finance Agreement.

     6.6 [Reserved.]

     6.7 DISTRIBUTIONS OF SECURITIES. Marketable Securities or any other securities may be distributed in kind only under a dissolution pursuant to
Section 15. In the event a distribution of securities is made, such securities shall be deemed to have been sold at their Value and the proceeds of such sale shall be deemed to have been distributed to the Members for all purposes of this Agreement. Subject to the following sentence of this Section 6.7 and Section 15.2, securities distributed in kind shall be distributed in proportion to the aggregate amounts that would be distributed to each Member pursuant to Section 6.3, such aggregate amounts to be estimated in the good faith judgment of the Managing Member. In connection with any distribution of securities, the Managing Member shall offer to each Member the right to receive such distribution in the form of the proceeds of the disposition of the securities that otherwise would have been distributed to such Members, PROVIDED that any taxable gain or loss recognized by the Company upon the disposition of such securities shall be allocated equitably pursuant to Section 6.11 among only those Members electing to receive proceeds instead of securities and such Members will bear all of the expenses (including, without limitation, underwriting costs) of such disposition, and PROVIDED FURTHER that the Capital Account adjustments in respect of such Members contemplated by Section 6.2 shall be made as if such securities have been distributed as contemplated by the first sentence of this
Section 6.7. The Managing Member may cause certificates evidencing any securities to be distributed and to be imprinted with legends as to such restrictions on transfers that it may deem necessary or appropriate, including legends as to applicable federal or state securities laws or other legal or contractual restrictions, and may require any Member to which securities are to be distributed to agree in writing (i) that such securities will not be transferred except in compliance with such restrictions and (ii) to such other matters as the Managing Member may deem necessary or appropriate.

     6.8 NEGATIVE CAPITAL ACCOUNTS. The Members, other than the Managing Member, shall not, and, except as required by law, the Managing Member shall not, be required to make up a negative balance in its Capital Account.


     6.9 SECTION 754 ELECTION. The Managing Member may, in its sole discretion, make or refrain from making the election provided for in Section 754 of the Code or any other tax election for the Company.

     6.10 WITHDRAWAL OF CAPITAL. Except as otherwise expressly provided herein, no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of its Capital Contributions.

     6.11 ALLOCATION OF NET INCOME AND NET LOSS.

     (a) For purposes of this Section 6.11, and for all other purposes of this Agreement, the following terms shall have the following meanings:

     "CARRY ACCOUNT" shall mean, for each of the Special Member and the Managing Member, an account maintained by the Company on the books and records of the Company exclusively for purposes of calculating the amount of Net Income and Net Loss allocable to the Special Member and the Managing Member, in accordance with the provisions set forth below. Each Carry Account shall be (i) increased by any Net Income allocated to the Special Member and the Managing Member pursuant to clauses (ii), (iv)(B) and (v)(B) of Section 6.11(b) and (ii) decreased by (I) the amount of cash and the Fair Value of any Company property distributed to the Special Member and the Managing Member pursuant to clauses (iii), (iv)(B) and
(v)(B) of Section 6.3(a) and (II) Net Loss allocated to the Managing Member pursuant to clauses (i)(B), (ii)(B) and (iii) of Section 6.11(c).

     "UNRECOVERED CAPITAL" of an Investor Member shall mean, as of any date, the excess, if any, of (x) the aggregate amount of such Member's Capital Contributions, over (y) the sum of all distributions previously made to such Member pursuant to clause (i) of Section 6.3(a) as of such date.

     (b) Net Income for each Fiscal Year (or portion thereof), shall be allocated among the Members as follows, and in the following order of priority:

          (i) First, to all of the Members, in proportion to their respective Percentage Interests, until the positive balance of each Investor Member's Capital Account is equal to its Unrecovered Capital;

          (ii) Second, to all of the Members, in proportion to their respective Percentage Interests, until the positive balance of each Investor Member's Capital Account in excess of its Unrecovered Capital is equal to the maximum amount distributable to such Investor Member pursuant to Section 6.3(a)(ii);

          (iii) Third, 57.5% to the Managing Member and 42.5% to the Special Member, until the positive balance of each of the Special Member's and the Managing Member's Carry Account is equal to the maximum amount that would be distributable to the Special Member or the Managing Member, as the case may be, pursuant to Section 6.3(a)(iii) (taking into account any increase in such amount pursuant to the last sentence of Section 6.3(a));

          (iv) Fourth, (A) 75/95 to the Members in proportion to their respective Capital Contributions and (B) 20/95 to the Managing Member and the Special Member, allocated between them 57.5% to the Managing Member and 42.5% to the Special Member, until (x) the positive balance of each Investor Member's Capital Account in excess of its Unrecovered Capital is equal to the maximum amount distributable to such Investor Member pursuant to Sections 6.3(a)(ii) and (iv)(A), and (y) the positive balance of each of the Managing Member's and the Special Member's Carry Account is equal to the maximum amount that would be distributable to the Managing Member or the Special Member, as the case may be, pursuant to Sections 6.3(a)(iii) and (iv)(B); provided that to the extent the amounts otherwise distributable to the Managing Member and the Special Member pursuant to
     Section 6.3(a)(iv) are increased pursuant to the last sentence of Section 6.3(a), the Net Income allocable to the Managing Member and the Special Member pursuant to this Section 6.11(b)(iv) shall be increased by the same amount; and

          (v) Thereafter, (A) 70/95 to the Members in proportion to their aggregate Percentage Interests, and (B) 25/95 to the Managing Member and the Special Member, allocated between them 57.5% to the Managing Member and 42.5% to the Special Member; provided that to the extent the amounts otherwise distributable to the Managing Member and the Special Member pursuant to Section 6.3(a)(v) are increased pursuant to the last sentence of Section 6.3(a), the Net Income allocable to the Managing Member and the Special Member pursuant to this Section 6.11(b)(v) shall be increased by the same amount.

     (c) Net Loss for each Fiscal Year (or portion thereof), shall be allocated among the Members as follows, and in the following order of priority:

          (i) First, (A) 70/95 to the Members in proportion to their respective Percentage Interests and (B) 25/95 to the Managing Member and the Special Member, allocated between them 57.5% to the Managing Member and 42.5% to the Special Member, until the Investor Members' Capital Accounts and the Managing Member's and the Special Member's Carry Accounts are equal to the amounts described in Section 6.11(b)(iv) above;

          (ii) Second, (A) 75/95 to the Members in proportion to their respective Percentage Interests, (B) 20/95 to the Managing Member and the Special Member, allocated between them 57.5% to the Managing Member and 42.5% to the Special Member, until the Managing Member's and the Special Member's Carry Accounts are equal to the amounts described in Section 6.11(b)(iii) above;

          (iii) Third, 57.5% to the Managing Member and 42.5% to the Special Member, until the Managing Member's and the Special Member's Carry Accounts are reduced to zero;

               (iv) Fourth, to all of the Members, in proportion to their respective Percentage Interests, until the positive balance of each Investor Member's Capital Account is equal to its Unrecovered Capital; and

               (v) Thereafter, to the Members, in proportion to their respective Percentage Interests.

          (d) For federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under Section 6.11, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with section 704(c) of the Code, the Regulations thereunder and Regulation section 1.704-1(b)(4)(i).

     6.12  REGULATORY ALLOCATIONS.

          (a) Notwithstanding any other provision of this Agreement, if there is a net decrease in Company Minimum Gain during any year, each Member shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, determined in accordance with ss. 1.704-2(g) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with ss. 1.704-2(f)(6) of the Treasury Regulations. This Section 12.6(a) is intended to comply with the minimum gain chargeback requirement in ss. 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

          (b) Notwithstanding any other provisions of this Agreement except
Section 6.12(a), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with ss. 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with ss. 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with ss.1.704-2(i)(4) of the Treasury Regulations. This Section 6.12(b) is intended to comply with the minimum gain chargeback requirement in ss.1.704-2(i) of the Treasury Regulations and shall be interpreted consistently therewith.

          (c) Nonrecourse Deductions for any year shall be allocated as Net
Loss.

              (d) Any Member Nonrecourse Deductions for any year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with ss. 1.704-2(i)(1) of the Treasury Regulations.

              (e) Notwithstanding any other provision of this Agreement, no Member shall be allocated in any fiscal year of the Company any Net Loss to the extent such allocation would cause or increase a deficit balance in such Member's Adjusted Capital Account, taking into account all other allocations to be made for such year pursuant to this Agreement and the reasonably expected adjustments, allocations and distributions described in ss. 1.704-1(b)(2)(ii)(d) of the Treasury Regulations. Any such Net Loss that would be allocated to a Member (the "DEFICIT MEMBER") shall instead be allocated to the other Members. Moreover, if a Deficit Member unexpectedly receives an adjustment, allocation or distribution described in ss. 1.704-1(b)(2)(ii)(d) of the Treasury Regulations which creates or increases a deficit balance in such Member's Adjusted Capital Account (computed after all other allocations to be made for such year pursuant to this Agreement have been tentatively made as if this Section 6.12(e) were not in this Agreement), such Deficit Member shall be allocated items of income and gain in an amount equal to such deficit balance. This Section 6.12(e) is intended to comply with the qualified income offset requirement of ss. 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

              (f) The allocations set forth in Sections 6.12(a) through 6.12(e) (the "REGULATORY ALLOCATIONS") shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

     7.   OTHER MEMBERS.

          7.1 NO PARTICIPATION IN MANAGEMENT, ETC. No Member, other than the Managing Member, shall take part in the management or control of the Company's affairs, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. Except as otherwise provided in
Section 15.1(d), no Member shall have the right to vote for the election, removal or replacement of the Managing Member.

          7.2 NO PRIORITY, ETC. Except as provided in Section 6, no Member shall have priority over any other Member either as to the return of the amount of its Capital Contribution to the Company or as to any allocation of Net Income and Net Loss.

          7.3 LIMITATION OF LIABILITY OF MEMBERS. Except as may otherwise be provided by law and herein, the liability of a Member is limited to its Capital Commitment, and a Member shall only be liable to make payment of its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement. Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. A Member shall not be required to lend any funds to the Company. If and to the extent a Member's contribution shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions.

     8. THE MANAGER.

        8.1 APPOINTMENT OF MANAGER. The Managing Member may delegate one or more of its responsibilities under this Agreement with respect to the management of the Company to a Manager which shall be compensated (and reimbursed for expenses that are not Permitted Expenses) solely from the Asset Management Fee paid to the Managing Member. The Manager shall manage the operations of the Company and shall have discretionary authority in accordance with an investment management agreement approved by the Managing Member and in accordance with the Finance Agreement. The Manager shall act in conformity with this Agreement and any Financing Arrangement and will conform to and comply with the requirements of all applicable laws and regulations.

        8.2 ASSET MANAGEMENT FEE. The Company shall pay to the Managing Member a fee (the "Asset Management Fee") quarterly in advance beginning on the date hereof (with respect to the period beginning on the date hereof and ending on June 30, 1998) and on the first day of each calendar quarter hereafter, in an amount and at a rate equal to:

             (a) in respect of the period beginning on the date hereof until the expiration of the Loan Commitment Period, 2% per year of total Available Capital (as defined in the Finance Agreement);

             (b) in respect of the period beginning on the day after the expiration of the Loan Commitment Period until the expiration of the Investment Period, without duplication, (i) 1% per year of the aggregate Funded Investment in all Projects in which the Company has a direct or indirect interest on the first day of the subject three month period, plus (i) 2% per year of Reinvestment Capital (as hereafter defined) on the first day of the subject three month period. As used herein, "Reinvestment Capital" shall mean the amount, expressed in United States dollars, equal to the value of all Interim Securities and/or Interim Local Securities held by the Holding Company and the Portfolio Holding Companies on the first day of the subject three month period which (x) comprise net proceeds derived from the sale or other permanent disposition of Projects, directly or indirectly through the sale of Portfolio Securities or otherwise, (y) are permitted to be reinvested in Portfolio Securities and/or Projects and (z) the Managing Member certifies to OPIC are intended to be used for reinvestment in Projects; and

             (c) in respect of the remainder of the term of the Company, 1% per year of the aggregate Funded Investment in all Projects in which the Company has a direct or indirect interest on the first day of the subject three month period.

     8.3 PROPERTY MANAGEMENT AND SERVICES FEES. Without limiting the provisions of Section 3.4, and subject to the provision of Article 9: (i) the Managing Member itself, or through one or more Affiliates, may provide property management, brokerage, development management, facilities management and other services to Portfolio Companies in connection with transactions in Projects and the leasing, management and development of properties, either itself or in combination with third parties, and may, subject to the terms of the Finance Agreement, earn Property Management Fees and other fees that are fair and commercially reasonable; and (ii) the Special Member or any Affiliate thereof may provide financial advisory and other financial services to the Company and act as an agent under the Financing Documents, with OPIC's consent to the extent required under the Financing Documents and may, subject to the terms of the Finance Agreement, earn fees in connection with such activities that are fair and commercially reasonable.

 9.  ADVISORY BOARD AND MEMBERSHIP MEETINGS.

     (a) SCOPE OF AUTHORITY OF BOARD. The Managing Member shall appoint an advisory board (the "Advisory Board") to (i) review actual and potential conflicts of interest which may arise between (A) the Managing Member, the constituent parties of the Managing Member and each of their Affiliates and (B) the Company, the Holding Company, the Portfolio Holding Companies and the Portfolio Companies, (ii) consult generally with the Managing Member on the Company's progress in achieving its investment objectives and (iii) through the Independent Advisory Board Committee, carry out such other responsibilities as are required of such Independent Advisory Board Committee pursuant to the Indemnity Agreement. Each of the Company and the Holding Company shall, prior to engaging in any transaction with the Special Member, the Managing Member or any of their respective Affiliates (other than the provision of management services and the payment of the Asset Management Fee), obtain from the Advisory Board a waiver of any potential conflicts of interest arising therefrom; provided, that with respect to those agreements enumerated in Section 8.3, such waiver shall be given if all of the terms of such agreement are determined by a majority of the members of the Independent Advisory Board Committee to be fair and reasonable to the Company, the Holding Company, the Portfolio Holding Companies and the Controlled Portfolio Companies, as applicable, based on commercially reasonable standards. The Company's potential investments will not be submitted for approval to the Advisory Board. Although members of the Advisory Board may express views on the matters listed in clause (ii) of this Section 9(a), neither the Advisory Board nor its individual members will control the business of the Company and their views shall not be binding upon the Managing Member. All transactions between the Special Member, the Managing Member, the constituent parties of the Managing Member and their respective Affiliates, on the one hand, and the Company, the Holding Company, the Portfolio Holding Companies or the Portfolio Companies, on the other hand, will be conducted on an arm's-length basis and the terms of each such transaction, including pricing, will require advance approval of a majority of the members of a committee of the Advisory Board (the "Independent Advisory Board Committee") comprising the members who are not officers, directors, employees, contractors, agents or Affiliates of the Special Member, the Managing Member, their constituent parties or any of their respective Affiliates. Such committee shall have the exclusive authority to determine whether a transaction is subject to the foregoing requirements.

         (b) COMPOSITION OF BOARD. The Advisory Board shall consist of between 5 and 9 members at the discretion of the Managing Member. The Managing Member, in its sole discretion, may invite any individual to be a member of the Advisory Board; PROVIDED, that at least three members of the Advisory Board shall be (i) selected by the Managing Member with OPIC's prior consent (so long as the Finance Agreement remains in effect), and (ii) Persons who are not Affiliates of the Special Member, the Managing Member, any constituent entity of the Managing Member, or any of their respective Affiliates, or any officer, director, partner, member, employee or agent of any of the foregoing. Until all amounts due to OPIC under the Finance Agreement have been paid in full, the Company shall appoint OPIC's designated officer to the Advisory Board and the Independent Advisory Board Committee to serve as OPIC's non-voting, ex officio representative, and shall permit a Qualified Representative (as hereafter defined) of OPIC to observe any meetings or proceedings of the Advisory Board and of the Independent Advisory Board Committee. The Company may exclude such Qualified Representative from the portion of any such meeting at which only confidential and proprietary information in respect of (x) prospective investments of the Company in a Project, (y) prospective lessees or purchasers of such a Project, or (z) prospective Participants (as defined in the Finance Agreement) in such a Project, in each case in which such Project, lessee, purchaser or Participant has not yet been submitted for OPIC approval, are being considered. The term "Qualified Representative" shall mean any specified individuals employed by an advisor engaged by OPIC which advisor has executed an agreement with OPIC for the benefit of the Company, a copy of which has been furnished by OPIC to the Company, in which such advisor has agreed, subject to usual and customary conditions, not to (i) disclose any confidential, proprietary information obtained from the Company or the members of the Advisory Board or the Independent Advisory Board Committee to Persons other than OPIC and its counsel or (ii) use such information for its own account or the account of any Person other than in respect to its advisory services to OPIC.

         (c) MEETINGS OF BOARD. Meetings of the Advisory Board shall be held as the Managing Member deems necessary, but at least once a year or such greater frequency as may be required under the Financing Documents. The Managing Member shall give OPIC not less than fifteen (15) days prior written notice of each meeting or proceeding of the Independent Advisory Board Committee and the Advisory Board and shall permit OPIC's designated officer and a Qualified Representative to observe any such meeting or proceeding, subject to the penultimate sentence of subsection (b) hereof.

         (d) MEMBER MEETINGS. The Managing Member shall give OPIC not less than fifteen (15) days prior written notice of each meeting or proceeding of Members and shall permit OPIC's designated officer and a Qualified Representative to observe any such meeting or proceeding, subject to the penultimate sentence of subsection (b) hereof.

     10. EXPENSES. The Company shall bear all Permitted Expenses, and the Managing Member shall bear all other expenses of the Company.

     11. DETERMINATION BY THE MANAGING MEMBER OF CERTAIN MATTERS. All matters concerning the allocation of profits, gains and losses among the Members, including the taxes on those profits, gains and losses, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, shall be determined in good faith by the Managing Member, whose determination shall be final, binding and conclusive upon all of the Members.

     12. INVESTMENT COMMITTEE. The Company shall establish an investment committee (the "Investment Committee") consisting of not less than 3 nor more than 7 members, each appointed by the Managing Member. The Investment Committee shall meet no less frequently than quarterly, at such time and location as may be determined by the Managing Member by notice to each member of the Investment Committee not less than 15 days prior to such meeting. Each such notice shall set forth the purpose of the meeting and an agenda in respect of the same. Any such meeting may be held by telephone, provided that all materials required to be presented to the Investment Committee shall have been delivered to the members thereof. The Managing Member shall present all prospective investment in Projects to the Investment Committee by preparing and submitting a preliminary proposal setting forth all material aspects of the proposed Project then known, including a proposed pre-development budget, income and expense projections, IRR calculations and an analysis of market conditions in the locality in question and such other information and calculations as shall be reasonably required to enable the Investment Committee to make a considered decision as to whether to approve the Project. The Company may not undertake any such Project without the prior approval of all members of the Investment Committee.

     13. LIMITATION ON ASSIGNABILITY OF MEMBERS' INTERESTS.

         (a) Except as contemplated in the Finance Agreement, none of the Members may assign or otherwise transfer or encumber its interest in the Company, in whole or in part, without the consent of the Managing Member, which may be withheld in its sole discretion.

         (b) Notwithstanding anything in this Section 13 to the contrary, the Members' interests in the Company may be pledged or assigned as contemplated by the Finance Agreement and any such pledge will not cause a Member to cease to be a member of the Company. The Company acknowledges that the interests in the Company of the Managing Member and the Special Member may be pledged to OPIC as contemplated in the Finance Agreement as collateral security for certain obligations under the Indemnity Agreement and the Subordination Agreement.

         (c) Notwithstanding anything to the contrary contained herein, the Managing Member shall have the right, subject to the terms and conditions of the Finance Agreement, on one or more occasions within the period ending on December 31, 1998, to admit additional Members to the Company and to permit existing Members to increase their Capital Commitments. Upon each admission of an additional Member or increase in a Member's Capital Commitment: (i) such Member shall (x) contribute to the capital of the Company an amount equal to such Member's Pro Rata Share (as hereinafter defined) of the aggregate capital contributions that shall theretofore have been made to the Company by the Members thereof, less, in the case of an existing Member, the amount previously contributed by such Member to the Company, and (y) pay to the Company an interest factor derived by applying the Loan Rate to the amount described in clause (x) for the period commencing with the due date of the first Capital Contributions made under this Agreement (or, if Capital Contributions in addition to such first Capital Contributions have been made by the Members in response to Drawdowns, from the due date of each such Drawdown with respect to that portion of the amount described in clause (x) which represents such Member's share of the Capital Contributions made pursuant to such Drawdown) and ending on the date of such Member's actual contribution; (ii) this Agreement (including Schedule A hereto) shall be amended to reflect the admission to the Company of those of such Members which are not existing Members, as well as the adjustment of the Percentage Interests hereinafter referred to; (iii) the Capital Commitments of the Members, as existing immediately prior to such admission or increase, shall be reduced in an aggregate amount equal to the Capital Commitment of the Member(s) being admitted or the increase(s) being effected in the Capital Commitments of existing Members, such reduction to be allocated (A) first, fifty percent (50%) to each of the Special Member and Pioneer Group until the Capital Commitment of Pioneer Group shall be reduced to zero and (B) thereafter, among the Members in proportion to the Members' respective Percentage Interests immediately prior to such admission or increase; PROVIDED that in no event may the Capital Commitment of the Special Member be reduced below $3,959,596 or the Capital Commitment of the Managing Member be reduced below $4,040,404, and PROVIDED, FURTHER that in no event may the aggregate Capital Commitments of all Members equal less than $80,000,000; and
(iv) the Percentage Interests shall be adjusted to reflect the Capital Commitments (or increased Capital Commitments) of the Members being admitted to the Company or increasing their Capital Commitments. The term "Pro Rata Share," as used in this Section 13(c) with respect to a Member, shall mean a fraction, the numerator of which is the Capital Commitment of such Member (taking into account any increases or reductions of its Capital Commitment effected pursuant to this Section 13(c)) and the denominator of which is $80,000,000. The Managing Member shall, not later than ten Business Days after December 31, 1998 (or ten Business Days after any earlier date on which the Managing Member shall elect, in its sole discretion, to cease the admission of new Members and increase in the Members' Capital Commitments) (A) cause the Capital Contributions received pursuant to clause (x) above to be distributed to the Members in such amounts as shall cause the capital contributions of the Members (less, in the case of each such Member, the distributions made to it as provided in this clause (A)) to stand in the same proportion, one to the other, as the Pro Rata Shares of such Members (determined after taking into account the admissions and increases referred to herein); and (B) cause the interest paid pursuant to clause (y) above to be distributed to the Members in such amounts as shall compensate the Members on an equitable basis (taking into account the amount and timing of their respective Capital Contributions) with respect to any periods during which their respective Capital Contributions were, by reason of subsequent admissions and increases of the nature described herein, disproportionate to their eventual Pro Rata Shares. The amounts distributed to the Members pursuant to the foregoing sentence shall in no event be deemed to be distributions of Cash Flow for purposes of, and shall not otherwise be subject to, Section 7.3 of the Finance Agreement. The Managing Member shall have the right to make the payments and distributions provided for in the immediately preceding sentence from time to time prior to the date on which the obligation to make such payments and distributions arises under such sentence. Any amount paid as provided in clause (y) above or received by a Member as provided in clause (B) above: (q) shall not be taken into account in determining whether the Member paying the same has satisfied its Capital Commitment and shall not be credited to such Member's Capital Account; and (r) shall, notwithstanding anything to the contrary contained in this Agreement, be specially allocated to, and distributed to, the Members entitled to receive the same as hereinabove provided (but shall not be debited against the Capital Accounts of such Members). Without derogating from the provisions of clause (iii) above, any amounts distributed to a Member as provided in clause (A) above shall be treated for purposes of Article 6 as a reduction in such Member's Capital Contribution but not of its Capital Commitment.

     14.  DEATH, INCOMPETENCY, BANKRUPTCY, DISSOLUTION OR REMOVAL OF MEMBERS.

          14.1 BANKRUPTCY OR DISSOLUTION OF THE MANAGING MEMBER. In the event of the bankruptcy or dissolution of the Managing Member or the occurrence of any other event that causes the Managing Member to cease to be a Managing Member of the Company under the Act, the Company shall be dissolved and wound up as provided in Section 15, unless the business of the Company is continued pursuant to Section 15.1(d). Except as may be provided under the Finance Agreement, the Managing Member shall not have the right to withdraw from the Company or to transfer or assign its interest in the Company and shall take no action to accomplish its voluntary dissolution.

          14.2 DEATH, INCOMPETENCY, BANKRUPTCY, DISSOLUTION OR WITHDRAWAL OF MEMBER. The death, incompetency, bankruptcy, dissolution or withdrawal of any other Member shall not, in and of itself, dissolve or terminate the Company.

     15.  DISSOLUTION AND TERMINATION OF THE COMPANY.

          15.1 DISSOLUTION. There will be dissolution of the Company and its affairs shall be wound up upon the first to occur of any of the following events:

               (a) a unanimous written decision of the Members to dissolve the Company;

               (b) the last Business Day of the Fiscal Year in which all assets acquired, or agreed to be acquired, by the Company have been sold or otherwise disposed of (unless, during the Investment Period, the Managing Member elects in its sole discretion to continue the business of the Company);

               (c) December 31, 2008;

               (d) the withdrawal, removal, bankruptcy or dissolution of the Managing Member, or the occurrence of any other event under the Act that causes the Managing Member to cease to be a Managing Member of the Company, UNLESS within 90 days after the occurrence of such event, all of the remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, if required, of one or more additional or substitute Managing Members of the Company; and

     (e) the decision, made by the Managing Member in its sole discretion, to dissolve the Company because it has determined, in its sole discretion, in each case, upon good faith reliance on an opinion of counsel, that there is substantial likelihood that due to change in the application or interpretation of the provisions of the federal securities laws (including the Securities Act, the Investment Company Act and the Advisers Act), the Company cannot carry out its investment program, as contemplated by this Agreement, after the Company and the Managing Member have taken all commercially reasonable actions to mitigate the adverse consequences of such change, it being understood that any actions permitted to be taken by this Agreement shall be deemed commercially reasonable.

     15.2 LIQUIDATION; DISTRIBUTION OF PROCEEDS. Upon dissolution, the Company shall wind up its affairs and the property and assets of the Company shall be liquidated in a prompt and orderly manner. The proceeds of sale and all other assets of the Company, after all distributions for the then current year have been made pursuant to Article 6, shall be applied and distributed as follows and in the following order of priority:

     (a) To the payment of third party debts and liabilities of the Company and the expenses of liquidation;

     (b) To the setting up of any reserves which the Managing Member in its sole discretion shall determine are reasonably necessary for any contingent unforeseen liabilities or obligations of the Company or of the Members arising out of, or in connection with, the Company. Such reserves may, in the discretion of the Managing Member, be paid over to an escrow agent selected by the Managing Member to be held by such escrow agent for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the Managing Member may deem advisable (such period of time not to exceed one year, except with respect to liabilities or obligations which have arisen but have not been paid or liquidated), the balance of such reserves, if any, shall be distributed to the Members as hereinafter provided and in the priority hereinafter set forth;

     (c) To the Managing Member in payment of any outstanding interest and principal on any Voluntary Loans; and

     (d) To the Members in proportion to the positive balances of their respective Capital Accounts, as theretofore adjusted. Notwithstanding the foregoing, in the event of any such distribution, the Company shall pay contemporaneously to OPIC an amount equal to the Deferred Guaranty Fee in a manner consistent with Section 6.3.

          15.3 DISTRIBUTIONS IN CASH OR IN KIND. Upon the dissolution of the Company, the Managing Member shall use commercially reasonable efforts to liquidate all of the Company assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 15.2, or if, in the good faith business judgment of the Managing Member, a Company asset should not be liquidated, the Managing Member shall allocate, on the basis of the Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Members' Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in the proportions set forth in
Section 15.2, subject to the priorities set forth in Section 15.2, PROVIDED that the Managing Member shall, in good faith, use all commercially reasonable efforts to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in subsections
(a) and (b) of Section 15.2.

          15.4 TIME FOR LIQUIDATION, ETC. A reasonable time period shall be allowed for the orderly winding-up and liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Managing Member to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding-up and until the filing of a certificate of cancellation of the Company.

          15.5 TERMINATION. Upon completion of the foregoing, the Managing Member shall execute, acknowledge and cause to be filed a certificate of cancellation of the Company.

          15.6 MANAGING MEMBER NOT PERSONALLY LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS. Neither the Managing Member nor any other Covered Person shall be personally liable for the return of the Capital Contributions of any Member, and such return shall be made solely from available Company assets, if any, and each Member hereby waives any and all claims it may have against the Managing Member or any other Covered Person in this regard.

     16. ACCOUNTING AND REPORTS.

               (a) The records and books of account of the Company shall be audited as of the end of each Fiscal Year by independent certified public accountants selected by the Managing Member in its good faith judgment.

               (b) As soon as practicable, but not later than 120 days after the end of each Fiscal Year, the Managing Member shall cause to be delivered to each other Member who was a Member of the Company at any time during that Fiscal Year all information deemed necessary by the Managing Member, in its sole discretion, for the preparation of such Person's tax return, including a statement showing such Person's indirect share of Net Income or Net Loss, deductions and credits for the year for federal income tax purposes, and the amount of any distributions made to, or for the account of, such Person pursuant to this Agreement. In addition, the Managing Member will be provided with a breakdown of the Net Income allocated to the Managing Member for the Fiscal Period.

          (c) Within 120 days after the end of each Fiscal Year, the Managing Member shall cause to be delivered to each Member of the Company owning an interest in the Company at the end of the Fiscal Year, audited financial statements of the Company for such Fiscal Year. At any time, any Member may, upon reasonable notice and during ordinary business hours, make inquiry of the Managing Member as to any information which comprises a part of the audited financial statements of the Company, as well as any other information relevant to the business of the Company.

          (d) The Managing Member shall cause tax returns for the Company to be prepared and timely filed with the appropriate authorities.

     17. BOOKS AND RECORDS. (a) The Managing Member shall keep or cause to be kept:

               (i) copies of books and records pertaining to the Company's business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, the Members' Capital Accounts and all transactions entered into by the Company;

               (ii) a register of Company interests and any other registers required to be maintained by the Act;

               (iii) copies of the Company's federal, state and local income tax returns and reports, if any, for the three (3) most recent years; and

               (iv) copies of this Agreement, as the same may be amended from time to time.

Items specified in clauses (ii), (iii) and (iv) shall be kept at the office of the Managing Member. The Managing Member shall maintain the books and records of the Company and any management information, cost control and accounting systems in accordance with the terms of any Financing Arrangement.

          (b) All books and records of the Company required to be kept under this Section 17 shall be available for inspection and copying at the reasonable request, and at the expense of, any Member during the Company's ordinary business hours for any purpose reasonably related to such Member's interest as one of the owners of the Company. Any request must be in writing and must state the purpose of the request. However, the Managing Member shall have the right to keep confidential from such Persons, for such period of time as the Managing Member deems reasonable, any information which the Managing Member reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the Managing Member, in good faith believes (i) is not in the best interest of the Company, (ii) could damage the Company or its business or (iii) which the Company is required by law or by agreement with a third party to keep confidential.

          (c) Notwithstanding anything in this Agreement to the contrary, the Managing Member, in its sole discretion, may furnish any additional information regarding the Company, the Holding Company, the Portfolio Holding Companies or the Portfolio Companies to any Person, including any lender, if required by and in accordance with any Financing Arrangement.

          (d) The Managing Member shall be the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code. The Managing Member shall promptly take such action as may be necessary to cause all Members to become "notice partners" within the meaning of Section 6231(a)(8) of the Code. The Managing Member shall (i) keep the other Members apprised of all material matters which come to the attention of the Managing Member in its capacity as tax matters partner by giving notice to the other Members thereof within 10 business days after the Managing Member becomes informed of any such matter or within such shorter period as required to comply with the appropriate statutory or regulatory provision and (ii) provide the other Members with at least 10 business days' advance notice of the time, date and place of any meeting between the Managing Member, in its capacity as tax matters partner, and any representative of any taxing authority. Representatives of the other Members shall be entitled to attend any such meeting.

     18. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators or other representatives, successors and assigns of the Members.

     19. AMENDMENT OF THE AGREEMENT.

          (a) The terms and provisions of this Agreement may, subject to the terms and conditions of the Finance Agreement, be modified or amended at any time and from time to time with the written consent of Members having at least a majority in interest of the Percentage Interests and the written consent of the Managing Member; PROVIDED, HOWEVER, that without the consent of the other Members the Managing Member may amend this Agreement or SCHEDULE A hereto to:
(i) reflect changes validly made in the membership of the Company and the Capital Contributions and Percentage Interests of the Members; (ii) reflect a change in the name of the Company; (iii) make a change that is necessary or, in the opinion of the Managing Member, advisable to qualify the Company as a limited liability company under the laws of any state or other jurisdiction, or ensure that the Company will not be treated as an association taxable as a corporation for federal income tax purposes; (iv) make a change that is necessary or desirable to cure any ambiguity, or to correct or supplement any provision in this Agreement that would be inconsistent with any other provision in this Agreement, in each case so long as such change does not adversely affect the Members in any material respect; (v) make a change that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state or other governmental statute, so long as such change is made in a manner which minimizes any adverse effect on the Members, or that is required or contemplated by this Agreement; (vi) prevent the Company or the Managing Member from in any manner being deemed an "investment company" subject to the provisions of the 1940 Act, as amended; or (vii) make a change that is reasonably requested by any lender with respect to a Financing Arrangement, so long as such change does not adversely affect the Members in any material respect. The Managing Member shall send to each other Member a copy of any such proposed amendment referred to in clauses (i) to (vii) above at least five (5) Business Days prior to the execution of any such amendment. Each Member, however, must consent to any amendment which would (a) increase the obligations of any Member to make Capital Contributions; (b) change the allocation of Net Income or Net Loss (or other income or expenses), the share of any Member in distributions hereunder or the amount of the fees paid to the Managing Member pursuant to Section 8.2 (provided that nothing in this clause (b) shall affect the Managing Member's rights under Sections 5.3 and 13(c)); (c) amend the provisions of this Agreement relating to amendments; or (d) result in the Company being treated as an association taxable as a corporation for U.S. federal income tax purposes; provided, however, that the consent of the Members shall not be required in connection with any change in such obligation to make Capital Contributions or such allocations which are effected pursuant to an express provision of this Agreement. Notwithstanding any provision in this Agreement to the contrary, no amendment to this Agreement shall increase the liability of a Member without such Member's consent.

     20. NOTICES. Each Member will provide the Company, in writing, with its address and, if available, telephone number for receipt of facsimile transmission. Notices that may or are required to be given under this Agreement by any party to another must be in writing and either sent via facsimile, courier or deposited in the international air mail, certified or registered, postage prepaid and with return receipt requested, addressed to the respective parties at the address or facsimile number they have provided to the Company, in the case of any Member, or to the Company's registered office, in the case of the Managing Member, or to any other addresses or facsimile numbers designated by any Member by notice addressed to the Company, in the case of any Member and to the other Members, in the case of the Managing Member. Notices will be deemed to have been given at the earlier of (a) when sent via facsimile, (b) within three (3) Business Days after posting or (c) when received.

     21. EXECUTION OF OTHER DOCUMENTS; POWER OF ATTORNEY. Each of the Members hereby appoints the Managing Member, or any of the officers of the Managing Member or any of its members (and any substitute or successor managing member or any officer thereof or of any of its members), each acting individually, as the true and lawful attorney-in-fact of such Member, in such Member's name, place and stead with full power to do any of the following:

          (a) Execute on its behalf, file and record this Agreement and all amendments to this Agreement made in accordance with this Agreement;

          (b) Prepare, execute on its behalf, verify, file and record amendments to this Agreement or to the books and records of the Company reflecting a change of the name or location of the principal place of business of the Company, a change of the name or address of any Member, the addition or withdrawal of Members, the disposal by a Member of its interest as Member in the Company, any adjustments effected pursuant to Sections 5.3 and 13(c) and the




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

correction of typographical or similar errors, as well as any amendments made in accordance with Section 19;

          (c) Prepare, execute on its behalf and record a Certificate of Formation and all amendments that the Managing Member may deem advisable, including amendments to reflect the changes identified in clause (b) above;

          (d) Prepare, execute on its behalf, file and record any other agreements, certificates, instruments and other documents required to continue the Company, to admit substituted Members, to change the name of the Company, to liquidate and dissolve the Company, to comply with applicable law, and to carry out the purposes of clauses (a) and (b) above, to the extent consistent with this Agreement;

          (e) Effect assignments and redemptions pursuant to Sections 5.3 and 13(c) and, to such end, execute and deliver assignments and other documents; and

          (f) Prepare and execute on its behalf any document of further assurance required hereunder.

     The power of attorney hereby granted by each of the Members is irrevocable and coupled with an interest, shall survive the transfer of a Member's interest in the Company and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of such Member.

     22. GOVERNING LAW. This Agreement, and the rights of the Members under it, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. In the event of conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provision of this Agreement shall control and take precedence.

     23. CONSENTS. Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and signed copies of them shall be filed and kept with the books of the Company.

     24. MISCELLANEOUS. (a) This Agreement, including SCHEDULE A and EXHIBITS A and B appended hereto, constitutes the entire understanding and agreement of the Members as to the operation of the Company and supersedes any other agreement relating to the operation of the Company.

          (b) This Agreement may be executed in counterparts, each of which shall be deemed to be an original.

          (c) Each provision of this Agreement is intended to be severable. A determination that a particular provision of this Agreement is illegal or invalid shall not affect the validity of the remainder of this Agreement.

     (d) The obligations of each Member pursuant to Section 6.3(e) shall survive the termination or expiration of this Agreement.

     (e) Nothing contained in this Agreement shall be construed to establish any Member the agent of another Member, except as specifically provided in this Agreement or by the Act, or in any manner to limit the Members in the carrying on of their own respective businesses or activities other than as specifically set forth herein.

     (f) References in this Agreement to any right, power, action or decision that may only be taken or made in accordance with the Finance Agreement or the Financing Documents shall only apply so long as the Finance Agreement or such other Financing Documents shall remain in effect.

     IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first above written.

                                      MANAGING MEMBER:

                                      PBO PROPERTY CAPITAL, L.L.C.

                                      By:  Pioneer Real Estate Advisors, Inc.,
                                           its Managing Member

                                      By:    /s/ Stephen G. Kasnet
                                         ----------------------------
                                              Name: Stephen G. Kasnet
                                              Title: President


                                      SPECIAL MEMBER:

                                      BANC ONE CAPITAL HOLDINGS
                                      CORPORATION

                                      By:     /s/ David R. Meuse
                                         ---------------------------
                                         Name: David R. Meuse
                                         Title: Chairman and CEO


                                      OTHER MEMBERS:

                                      THE PIONEER GROUP, INC.

                                      By:     /s/ Stephen G. Kasnet
                                         ----------------------------
                                         Name: Stephen G. Kasnet
                                         Title: Vice President

                                                                     SCHEDULE A



                            PBO PROPERTY FUND, L.L.C.

                               SCHEDULE OF MEMBERS


     The respective Capital Commitments of each Member are as set forth in the table below opposite the name of each Member.

                                    Capital
Name and Address                  Commitments      Initial Capital Contribution
----------------                  -----------      ----------------------------


MANAGING MEMBER:

PBO Property Capital, L.L.C.       $4,040,404                $130,101

SPECIAL MEMBER:

Banc One Capital Holdings         $39,959,596              $1,286,699
Corporation

OTHER MEMBERS:

The Pioneer Group, Inc.           $36,000,000              $1,159,200






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

                                                                      EXHIBIT A





                               PERMITTED EXPENSES


     (All capitalized terms used and not otherwise defined herein shall have the respective meanings as defined in the Amended and Restated Finance Agreement (the "Agreement") dated as of May 20, 1998, by and among the Fund, the Holding Company, the Managing Member and OPIC.

     Except as expressly provided herein, the Fund, the Holding Company, the Portfolio Holding Companies and the Controlled Portfolio Companies (collectively, the "Financing Credit Parties" and individually, a "Financing Credit Party") may not pay or reimburse any Person for any fees, costs or expenses (such fees, costs and expenses which the Financing Credit Parties may pay or reimburse in accordance with the following, the "Permitted Expenses").

SECTION I.  RESTRUCTURING FEES AND EXPENSES.

     The Financing Credit Parties may pay or reimburse the Organizers or other third parties for the non-recurring fees and expenses incurred by or on behalf of the Fund (but not on behalf of any other Person, including without limitation the Special Member, TPG, Pioneer or the Managing Member) in connection with the restructuring of the Predecessor Fund and of the Loan, commencing on December 12, 1997 through the date of the Agreement, in a cumulative amount not to exceed $500,000 in the aggregate (the "Maximum Reimbursement Amount"). The only such fees and expenses for which the Financing Credit Parties may pay or reimburse any Person in accordance with the foregoing are, subject to the Maximum Reimbursement Amount, the following:

            (1) amounts paid or reimbursed to OPIC, its counsel or other advisors by the Organizers or their Affiliates;

            (2) charges and filing fees imposed on the Fund and the Holding
                Company by Governmental Authorities;

            (3) reasonable fees and out-of-pocket expenses for professional services rendered to the Fund or the Holding Company (but not to or on behalf of any other Person, including without limitation the Special Member, TPG, Pioneer or the Managing Member) in connection with the restructuring of the Predecessor Fund and the preparation of all agreements and other legal documents required therefor; and

             (4) the reasonable out-of-pocket travel expenses of the Organizers in connection with the restructuring of the Predecessor Fund.

SECTION II.  OTHER EXPENSES

          The only fees, costs or expenses incurred after the date of the Agreement which the Financing Credit Parties may pay to or reimburse other Persons are the following:

          (1)  the Management Fee;

          (2) interest, applicable fees and other amounts payable to any lender in compliance with the terms of any Financing Arrangement;

          (3) the fees, charges and taxes imposed by Governmental Authorities of the State of Delaware or other relevant jurisdiction of organization on the Fund, the Holding Company or any Portfolio Holding Company, or the Fund's allocable share of any such fees, charges and taxes imposed on a Portfolio Company;

          (4) the fees and expenses of the Fund's auditors incurred in the preparation of the periodic financial statements required under any Financing Arrangement and the preparation of any other such statements required by any lender;

          (5) the nominal costs and charges imposed by banks in connection with payments in accordance with any Financing Arrangement by any Financing Credit Party or the Fund's allocable share of any of the same imposed on any other Portfolio Company, which costs and charges are in the nature of wire transfer and similar fees;

          (6) the fees and expenses payable to any lender, its collateral agents or other agents, or to Governmental Authorities for filing, registration or like charges, in each case in accordance with any Financing Arrangement;

          (7) the fees and out-of-pocket expenses of Persons not Affiliated with either Organizer or any Financing Party, who are providing labor, material, goods or services (including, without limitation, legal, accounting, financial advisory, brokerage and other advisory services) to a Financing Credit Party in a Host Country (but not under any circumstances related to services provided to the Managing Member in any capacity other than on behalf of the Financing Credit Party receiving such labor, material, goods or services) in connection with (a) specific investments by or on behalf of a Financing Credit Party in Portfolio Companies or Projects approved by the Investment Committee, whether or not the investment is consummated, or (b) divesting the Fund's direct or indirect investments;

          (8) the fees and out-of-pocket expenses of Persons Affiliated with either Organizer or any Financing Party, which Persons are providing services to a Financing Credit Party pursuant to Construction Management Agreements, Property Management Agreements, Facilities Management Agreements or Financial Services Agreements (a) in connection with a specific investment(s) by or on behalf of the Financing Credit Parties in Portfolio Companies approved by the Investment Committee, and (b) in accordance with the limitations and conditions in any Financing Arrangement;

          (9) (a) fees to members of the Investment Committee or the Advisory Committee (or any subcommittee thereof) who are not Affiliated with either Organizer or any of their respective Affiliates, and
               (b) reimbursement to such members, including to OPIC for OPIC's representative, of the travel and other out-of-pocket expenses incurred in connection with attendance at Investment Committee or Advisory Committee (or subcommittee thereof) meetings;

          (10) payments and reimbursements to any lender for costs and expenses incurred in accordance with and in connection with the implementation of any Financing Arrangement and the monitoring and enforcement of such lender's rights thereunder;

          (11) the fees and expenses of outside counsel and business advisors of any lender;

          (12) fees assessed by any lender from time to time in accordance with Financing Arrangements in connection with any amendment, modification or waiver of any financing agreements and any effort by the lender (of a non-recurring nature) to enforce its rights thereunder;

          (13) fees and expenses payable in accordance with Financing Arrangements to any party to any such Financing Arrangements;

          (14) fees, expenses, debt service and other amounts payable in accordance with the Project Documents to any creditor in respect of indebtedness due to such creditor;

          (15) the fees and expenses of agents for service of process engaged by any Financing Credit Party in accordance with the Agreement or the Security Documents or any other Financing Arrangements;

          (16) the expenses incurred by the Fund in conducting any meetings of its Members, including the reimbursement of reasonable costs and expenses incurred by any Member (other than a Member that is an Affiliate of either Organizer) in connection with any such meetings;

          (17) fees, costs and expenses incurred by any Financing Credit Party, other than to an Affiliate of any Financing Party, for or in connection with (a) the acquisition of any Project, including without limitation (i) pre-development activities for the relevant Project, including, without limitation, the costs incurred in obtaining approvals of such Project from the applicable Governmental Authorities, (ii) construction of the Project, (iii) marketing and leasing of the Project, (iv) ongoing maintenance of the improvements in respect of any Project and (v) costs incurred in connection with the making of capital improvements to the Projects; (b) to the extent not otherwise covered in this Section II, operating and other expenses payable to Persons not Affiliated with either of the Organizers or any of their respective Affiliates; and (c) the disposition of any Project;

          (18) the costs and expenses of the Financing Credit Parties in performing indemnification obligations in accordance with Financing Arrangements;

          (19) any other cost or expense (a) payable to Persons not Affiliated with either Organizer or any of their respective Affiliates, (b) relating to the business, operations or investments of the Portfolio Holding Companies and Controlled Portfolio Companies, and (c) not otherwise excluded above (such as costs and expenses of services provided by any Person to the Managing Member, the Special Member, PREA, TPG or any of their respective Affiliates not constituting a Portfolio Holding Company or Controlled Portfolio Company);

          (20) taxes, fees or other charges imposed by Governmental Authorities on the Financing Credit Parties; and

          (21) to the extent not covered above, with respect to costs and expenses of the nature described in clauses (1) through (20) above that are incurred by or on behalf of any Portfolio Company that is not a Controlled Portfolio Company, the Fund's allocable share of such costs and expenses.



                                   **********